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Exhibit 99(c)(2)

VALUATION ANALYSIS

FOR

THE

BOARD OF DIRECTORS

OF

BLACK ROCK ACQUISITION CORPORATION

AS OF

SEPTEMBER 14, 2005

GOELZER INVESTMENT BANKING
Bank One Center—Circle
111 Monument Circle—Suite 500
Indianapolis, IN 46204-2990

TABLE OF CONTENTS

A.	Valuation Narrative
B.	Valuation Summary
C.	Consolidated Cash Flow Projections
D.	Consolidated WACC
E.	Debt Schedule
F.	Consolidated Net Asset Value
G.	Cash Flow Projections—Parent Only
H.	Historical Financial Statement—Parent Only
I.	Net Operation Loss Schedule
J.	Classic Manufacturing
•	Cash Flow Projections
•	Amortization Schedule
•	Net Asset Value
•	Historical Financials
K.	Danzer
•	Cash Flow Projections
•	Net Asset Value
•	Historical Financials
L.	Pyramid / Obsidian Leasing
•	Cash Flow Projections
•	Depreciation Schedule
•	Net Asset Value
•	Historical Financials
M.	United Expressline
•	Cash Flow Projections
•	Depreciation Schedule
•	Net Asset Value
•	Historical Financials
N.	U.S. Rubber
•	Cash Flow Projections
•	Depreciation Schedule
•	Net Asset Value
•	Historical Financials
O.	Obsidian Enterprises, Inc. Trading History
P.	Russell 2000 Trading Volume and WACC
Q.	S&P 600 Trading Volume and WACC
R.	Valuation Assumptions

September 14, 2005

Board of Directors
Black Rock Acquisition Corporation
Attn: Mr. Timothy S. Durham
111 Monument Circle, 48th Floor
Indianapolis, IN 46204

Members of the Board:

        Goelzer Investment Banking ("Goelzer") conducted financial analysis for the purpose of rendering its opinion to the Board of Directors of Black Rock Acquisition Corporation ("Black Rock") as to the fairness from a financial point of view of cash consideration to be received by the unaffiliated shareholders of Obsidian Enterprises, Inc. ("Obsidian" or the "Company") in connection with the acquisition by Black Rock of shares of Obsidian common stock in privately negotiated transactions and the merger of Black Rock and Obsidian ("Transaction"). Goelzer presented its financial analysis in a meeting with the Board of Directors of Black Rock on Wednesday, September 14, 2005. The full text of Goelzer's written fairness opinion, dated September 14, 2005, may be found in an attached appendix. The fairness opinion identifies the assumptions, due diligence process, analyses, disclaimers, and limitations on the review undertaken in connection with the fairness opinion. Obsidian shareholders are urged to read the full written fairness opinion.

        Among its activities in the investment banking and financial advisory fields, Goelzer has specialized for over three decades as an appraiser of privately owned businesses and their securities, and as a corporate financial advisor to board members of publicly-traded companies. Since its inception, Goelzer has been involved in third-party sales of controlling and minority equity positions of privately held companies. Goelzer has also provided expert witness testimony and related valuation services on numerous occasions for estate, corporate and other purposes. In addition, Goelzer regularly monitors the terms, relative to market value, being offered and paid for acquisition or control of various types of securities of business enterprises.

        For the purpose of this analysis, Goelzer has undertaken analyses, investigations and interviews deemed necessary and relevant. In the course of such activities Goelzer has among other things:

1.
Conducted detailed interviews with Rick Snow, Chief Financial Officer ("CFO"), and Terry Whitesell, Chief Operating Officer ("COO"), concerning the Company's history and operating record, the nature of the markets served, competitive situation, financial condition, recent performance, current outlook;

2.
Conducted detailed interviews and toured facilities of each operating subsidiary of the Company: Danzer Industries, Inc. ("Danzer"), Classic Manufacturing, Inc. ("Classic"), U.S. Rubber and Reclaiming, Inc. ("US Rubber"), United Expressline, Inc. ("United"), Pyramid Coach, Inc. ("Pyramid") and Obsidian Leasing, Inc. ("Obsidian Leasing");

3.
Analyzed trading data (stock price and volume trends) of the Company's common shares for a period of one year and the most recent six months and analyzed the stock's price performance relative to appropriate indices over same time period as provided by Bloomberg Analytics and Yahoo! Finance®;

4.
Reviewed the Company's filings under the Securities Exchange Act of 1934 including the latest Form 10-K, Form 10-Q and Form 13E-3;

5.
Reviewed audited financial statements for the years 1999–2004 as available, and year-to-date financial statements through April 30, 2005 reviewed by the Company's auditors;

6.
Reviewed resolutions of the Board of Directors of Black Rock regarding the Transaction;

7.
Analyzed forecasts for each of Obsidian's operating subsidiaries provided by Obsidian's Chief Financial Officer;

8.
Reviewed internally prepared annual reports for certain of Obsidian's operating subsidiaries in the years prior to their acquisition by Obsidian;

9.
Conducted a search using Bloomberg Analytics in order to find publicly traded guideline companies which could be used as reasonable comparables in determining the fair value of the Company;

10.
Conducted a search for merger and acquisition transactions involving both publicly traded and privately held corporations within similar industries to Obsidian's subsidiary companies using several large proprietary databases (including Mergerstat and World M&A Network's Done Deals, Pratt's Stats, and BizComps);

11.
Performed such other studies, analyses and investigations as deemed appropriate.

        In completing this analysis Goelzer has relied on the accuracy and completeness of the information furnished to Goelzer and has not attempted to independently verify such information nor has Goelzer made or caused to be made any independent evaluation of the assets of the Company. In reaching its conclusions Goelzer also relied in part upon discussions with the Chief Operating Officer and Chief Financial Officer that no insider trades involving Obsidian common stock have occurred over the course of the previous six months, nor has the Company received any legitimate offers for the sale of the Company or a significant amount of its assets nor has the Company attempted to sell off any significant assets.

        The following is a summary of the financial analysis conducted by Goelzer in connection with its fairness opinion. The following summary does not represent a complete description of the analyses performed by Goelzer, nor does the order of the information represent relative importance of the analyses. Unless otherwise noted, the following information is based on the Company and market data as it existed as of the presentation to the Board of Directors on September 14, 2005 and is not necessarily indicative of current market conditions.

CURRENT ECONOMIC FACTORS

        In developing its analysis, Goelzer researched general economic sources of data as well as industry trade sources. This information provided a basis for comparing Obsidian's historical performance and testing forecast assumptions for reasonableness. General economic statistics such as GDP growth, housing trends, household consumption and debt, trends in interest rates, inflation, housing starts, consumer spending, unemployment, manufacturing capacity, and energy costs were all reviewed.

        Based on this research, Goelzer assumed that Obsidian will move in step with the overall U.S. economy. The Livingston Survey, produced by the Federal Reserve Bank of Philadelphia, released on December 21, 2004, placed GDP growth at an annual rate of 3.9% through the second half of 2004, continuing at an annual rate of 3.5% in the first and second halves of 2005. The forecast for the Consumer Price Index (CPI) is 2.7% annual growth from 2003 to 2004, followed by slower growth of 2.4% in 2005 and 2006. Regarding the long-term outlook, according to the survey, real GDP is projected to grow at 3.2% annually over the next 10 years. Management projected a 4% annual revenue growth assumption overall during the next five years and a 3% inflation factor for the Company's long-term growth assumptions. It is Goelzer's opinion that the Company's overall revenue growth assumption of 4% per year for the next five years, and 3% longer term, is consistent with the overall domestic economic trends and relevant industry trends.

        The Livingston Survey also forecasts short-term and long-term interest rates rising sharply over the next two years. The 3-month Treasury bill interest rate stood at 2.2% at the end of 2004, and is projected at 2.8% in June 2005, 3.4% in December 2005, and 3.8% in December 2006. The interest rate on 10-year Treasury bonds stood at 4.2% at the end of 2004, and is projected at 4.8% in June 2005, 5.2% in December 2005, and 5.5% at the end of 2006. Goelzer combined this information, along with the Company's current borrowing rates in deriving a 9% average cost of debt as part of the capital structure analysis discussed below.

RECENT TRADING HISTORY

        Goelzer analyzed the trading history of Obsidian common stock over two distinct periods: the 12 months ending July 6, 2005, the day before the Company initially filed its intent to go private, and the 12-month period ending September 9, 2005, the most recent data available as of this writing. Goelzer included analysis through July 6 in order to demonstrate the immediate boost in the market price of Obsidian after the public announcement on July 7, 2005 of an offer to purchase shares from unaffiliated shareholders at $1.85 per share.

        The offer price of $1.85 per share appears to be at a discount to both the 12-month average price for the periods ending July 6, 2005 and September 9, 2005. However, further review of the data provides additional insight. The six-month average share price for the period ending September 9, 2005 is $1.70. The $1.85 offer price is a 9% premium to this average. However, this period incorporates the fact that the market had responded to the public announcement to purchase the shares at $1.85. For the six-month period ending July 6, 2005, the day before the public announcement, the average trading price was $1.53. Additionally, the average share price for the 30 days prior to the announcement was only $1.35 per share. The offer price of $1.85 is a 21% premium to the 6-month average and a 37% premium to the 30-day average over this time period. Finally, the market data reveals a trend of deteriorating prices in the market which is not necessarily evident when comparing averages. During the 12 months ending July 6, 2005, Obsidian's trading price declined 79%.

        In conducting its valuation, Goelzer recognized that shares of Obsidian common stock traded at $10.01 per share in June 2004. Goelzer does not believe, however, that the prices reflected during this brief window were indicative of the true market value of shares of Obsidian's common stock, for several reasons. With the exception of this brief time period, historical trading volume and prices over the previous twelve month period give a clear indication of a lack of interest in Obsidian's common stock and a general trend towards declining value. Sellers of Obsidian's common stock have demonstrated a willingness to sell their interests on a continuous declining value as demonstrated.

        Goelzer also analyzed the trading volume to assess the riskiness of the stock. During the same period analyzed as discussed above, an average of between 300-500 shares of Obsidian stock on any given day. Even if one considers only those days in which the shares traded, an average of between 1,000 and 1,500 shares traded in the marketplace.

        By comparison, over the last six months (ending September 9, 2005), the average daily trading volume for the smallest members of the Russell 2000 Index (by market capitalization) was 386,558 shares per day. The average trading daily trading volume for members of the lowest decile of the S&P 600 Small Cap Index was 163,977 shares per day during this same six month period. Stockholders in Obsidian do not have near the activity that investors in other small cap companies experience. An investor in Obsidian stock would bear added risk to hold such illiquid shares. A sample of recent trading dates and trading data is listed below.

Obsidian Enterprises Trading Volume
OTC BB: OBDE.OB

Source: Yahoo! Finance

Date	Open	High	Low	Close	Adj. Close*	Avg. HI/LO	Volume	Traded Days
9/9/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
7/8/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
7/7/05	1.75	1.75	1.75	1.75	$1.75	$1.75	600	600
7/6/05	1.45	1.45	1.45	1.45	$1.45	$1.45	0
7/5/05	1.45	1.45	1.45	1.45	$1.45	$1.45	2,900	2,900
7/1/05	1.45	1.45	1.45	1.45	$1.45	$1.45	0
6/30/05	1.45	1.45	1.45	1.45	$1.45	$1.45	600	600
6/29/05	1.45	1.45	1.45	1.45	$1.45	$1.45	700	700
6/28/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/27/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/24/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/23/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/22/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/21/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/20/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/17/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/16/05	1.35	1.55	1.35	1.50	$1.50	$1.45	4,500	4,500
6/15/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/14/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/13/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/10/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/9/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/8/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/7/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/6/05	1.20	1.20	1.20	1.20	$1.20	$1.20	300	300
6/3/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/2/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/1/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
7/8/04	7.00	7.00	7.00	7.00	$7.00	$7.00	0
									Offer Price Premium/(Discount)
12-Month Average Trailing 9/9/05					$2.61	$2.58	494	1,373	(29)%
12-Month Average Trailing 7/6/05					$3.23	$3.21	459	1,258	(43)%
6-Month Average Trailing 9/9/05					$1.70	$1.69	388	1,243	9%
6-Month Average Trailing 7/6/05					$1.53	$1.53	297	1,065	21%
30-Days Average Ending 7/6/05					$1.35	$1.35	307	1,533	37%
12-Month Stock Price Appreciation/(Decline) Through 9/9/05					(61)%
12-Month Stock Price Appreciation/(Decline) Through 7/6/05					(79)%

*
Close price adjusted for dividends and splits.

VALUATION APPROACHES

        In preparing its fairness opinion, In rendering its opinion Goelzer relied on the accuracy and completeness of the information furnished to it by Obsdian's Chief Financial Officer and the Filing Persons and has not attempted to independently verify such information; nor has Goelzer made or caused to be made any independent evaluation of the assets of the Company or the operating subsidiaries. In reaching its conclusions Goelzer also relied in part upon discussions with the Chief Operating Officer and Chief Financial Officer that no insider trades have occurred over the course of the six months prior to the date of its opinion, nor has the Company received any legitimate offers to purchase the Company or its assets nor has the Company attempted to sell off any significant assets.

        As discussed in Notes 1 and 4 to the notes to condensed consolidated financial statements contained in Obsidian's Form 10-Q for the fiscal quarter ended April 30, 2005, DW Leasing, LLC and DC Investments, LLC, entities controlled by Mr. Durham, Obsidian's Chairman, are included in Obsidian's consolidated financial statements pursuant to the provisions of FASB Interpretation No. 46 (FIN No. 46), Consolidation of Variable Interest Entities, An Interpretation of Accounting Research Bulletin No. 51. The operating model did not anticipate income in excess of losses previously recognized in the consolidated financial statement. Under FIN No. 46, a company's consolidated net income or net loss does not reflect the net income or net loss attributable to these entities; instead, the net income or net loss of the entities are reflected on the consolidated statement of operations in the minority interest category. During the six months ended April 30, 2005, both DW Leasing and DC Investments reported negative operating results. Future operating results of the entities, if positive or negative, will be charged to minority interest. In addition, should these entities generate future income in excess of previously recognized losses, such amounts would be charged to minority interest in the consolidated statement of operations and recognized as minority interest on the consolidated balance sheet as a liability. DW Leasing and DC Investments own 17 of the 36 coaches operated by Pyramid, a wholly-owned subsidiary of Obsidian. Both of these entities are in the business of coach leasing and their coaches are leased exclusively through Pyramid.

        Goelzer conducted its analysis not on the basis of the consolidated financial statements of Obsidian, but based on projections that omitted the assets, liabilities, equity and results of operations of DW Leasing and DC Investments from the analysis of Obsidian and included only the assets, liabilities, equity and results of operations of Obsidian's wholly-owned subsidiaries. Due to the fact that the income from DW Leasing and DC Investments is not reflected in Obsidian's net income but shown as minority interest, Goelzer determined that it was appropriate to exclude the financial impact of DW Leasing and DC Investments from its valuation analysis and in making its fairness determination, each of which were ultimately determined using the income approach. Goelzer does not believe that omission of these entities had any material effect on its income approach valuation. The exclusion of these entities also had no material effect on the market approach valuation for the same reason that Obsidian does not benefit from their operations and does not record net income from the entities. Although Obsidian does record the assets of DW Leasing and DC Investment on its balance sheet, Goelzer did not include these assets in its analysis of the asset approach, based on the fact that Obsidian would not benefit from a sale of these assets. The inclusion of the assets of these entities would still have resulted in a negative book value, as is discussed under - "Asset Approach" below.

        Goelzer relied on Obsidian's Chief Financial Officer to provide detailed analysis reflecting the elimination of amounts attributable to DW Leasing and DC Investment and any related party transactions. The financial analysis prepared by the Chief Financial Officer was not reviewed by Obsidian's auditors. Goelzer worked closely with Obsidian's Chief Financial Officer in order to understand what assets, liabilities, revenues and expenses should be eliminated and how these figures differed from Obsidian's consolidated financial statements as reported in Obsidian's periodic reports filed with the SEC pursuant to the Securities Exchange Act of 1934.

        Goelzer approached the valuation by focusing on three (3) commonly accepted approaches to value the common equity in assessing the fairness of the consideration to be received by the unaffiliated shareholders: the asset approach, the market approach and the income approach. As is discussed below, the income approach was selected as the most appropriate method for valuing Obsidian.

Market Approach

        Given that many of Obsidian's wholly-owned subsidiaries operate in distinct industries, Goelzer attempted to value each individual wholly-owned operating subsidiary by comparing its performance to that of industry peers. However, the industries in which Obsidian's subsidiaries operate are highly fragmented and composed of mostly small, privately-owned competitors. U.S. Rubber, for example, appears to be the last company of its type in North America. As a result, limited public guideline companies exist with which to compare each wholly-owned operating subsidiary. Given the limited availability of any reasonable comparable companies or similar transactions, Goelzer disregarded the use of the market approach in its valuation analysis.

Asset Approach

        Obsidian's Chief Financial Officer and Chief Operating Officer provided Goelzer with independently prepared appraisals on the real estate and equipment owned by Obsidian's wholly-owned operating subsidiaries. Additionally, a current balance sheet disclosing other assets and liabilities of Obsidian's wholly-owned operating subsidiaries, including interest-bearing debt was provided. Based on the asset appraisals provided to Goelzer relative to Obsidian's current debt, the consolidated adjusted net book value was $(9.3) million. The balance sheet used to calculate adjusted net book value eliminated inter-company payables and receivables. Additionally, the adjusted asset value for each wholly-owned subsidiary reflects the net asset value of that particular subsidiary assuming an orderly liquidation, factoring in the recent asset appraisals provided. Based on the fact that it reflected a negative adjusted book value per share, the asset approach was also regarded by Goelzer as an inappropriate method for valuing Obsidian and was not used. The unadjusted and adjusted consolidated balance sheet as of April 30, 2005, the most current information available, is shown below. The adjusted balance sheet reflects eliminations of inter-company payables and receivables. Additionally, the adjusted asset value for each wholly-owned subsidiary reflects the net asset value of each subsidiary, factoring in the asset appraisals provided.

Adjusted Net Asset Value

	As of April 30, 2005 Unadjusted	Adjustments	As of April 30, 2005 Adjusted
Cash	204		204
A/R	18		18
A/R Related Parties	2,787	(1,406)	1,381
N/R Related Parties	7,171	(2,361)	4,809
Other Current Assets	479		479
Total Current Assets	10,660	(3,767)	6,893
Computer Equip	56		56
Software	90		90
Leasehold Improvements	1		1
Marketing Videos	20		20
Accumulated Depreciation	(55)		(55)
Total PPE	113	—	113
Danzer	4,113	(4,749)	(636)
United Expressline	1,500	(5,200)	(3,700)
US Rubber	316	3,638	3,954
Classic	1,600	(792)	808
Pyramid / Obsidian Leasing	—	(4,405)	(4,405)
Deferred Income Tax	2,047	(2,047)	—
Goodwill	650	(650)	—
Accumulated Amortization	(162)	162	—
Total Other Assets	10,064	(14,042)	(3,978)
TOTAL ASSETS	20,836	(17,809)	3,027
Accounts Payable	149		149
A/P Related Parties	219	(1,168)	(949)
Taxes Payable	1,137		1,137
Accrued Expenses	361		361
Deferred Taxes	(0)		(0)
Line of Credit — Fair Holdings	16,500	(6,156)	10,344
Total Current Liabilities	18,365	(7,324)	11,041
Notes Payable — Bank	500	(500)	—
N/P — Related Parties	1,007		1,007
Redeemable Common Stock	278		278
Total L-T Liabilities	1,786	(500)	1,286
Total Liabilities	20,151	(7,824)	12,327
Common Stock	4		4
Additional Paid in Capital	9,732		9,732
Retained Earnings — Prior Year	(6,975)		(6,975)
Retained Earnings — Current Year	(2,075)	(9,985)	(12,060)
Total Equity	686	(9,985)	(9,299)
TOTAL LIABILITIES AND EQUITY	20,836	(17,809)	3,027

Income Approach

        As a result of the above-described analysis of the market and asset approaches, Goelzer's valuation relied primarily on the income approach. In Goelzer's opinion, although there continues to be significant ongoing risk, the value of Obsidian as a going concern, as measured by the income approach, provides the best estimate of fair value.

        Goelzer reviewed certain financial projections provided by Obsidian's Chief Financial Officer (which, for the reasons described above, did not include results for DW Leasing or DC Investments). Revenue and expense projections for fiscal years 2005 through 2009 were provided for each wholly-owned subsidiary and on a consolidated basis. Consolidated revenues were projected to be $78.0 million for fiscal 2005, growing approximately 4.0% per year for each of the next four fiscal years. The Chief Financial Officer assumed revenue growth would continue at the rate of inflation beyond fiscal 2009 and assumed a 3.0% inflation factor. Consolidated cost of goods sold was projected to be $67.9 million, resulting in a gross margin of 13.3% for fiscal 2005. Cost of goods sold was projected to reflect an approximate 3.5% annual average increase for each of the next four fiscal years. Based upon the slightly higher revenue growth projections, gross margins were projected to improve slightly each fiscal year. Operating expenses were expected to be $8.8 million in fiscal 2005, with an annual increase of 1.0% for each of the next four fiscal years.

        Based on historical results, the Chief Financial Officer advised Goelzer to assume a combined federal and state income tax rate of 40.0%. The Company has approximately $23.5 million in net operating loss ('NOL') carryforwards which could be carried forward and applied to future earnings, thereby reducing taxes in the future when the Company may be more profitable. Goelzer felt it was necessary to include the impact of these NOL's in its analysis in order to give credit to stockholders for the value created by these NOL's. Excluding the impact of the NOL's would have significantly reduced Goelzer's estimate of value below $1.85. Based on the projected operating income provided by the Chief Financial Officer, Goelzer determined that the NOL's would be used up over the next five fiscal years, with income taxes not being incurred until fiscal year 2010. In each successive fiscal year after the fifth forecasted year, the 40.0% combined income tax rate was used. The tax calculations were subtracted from the income-before-tax calculation in order to reach the net income for each forecasted year.

        In order to calculate Obsidian's value using the income based approach, Goelzer converted these income projections into cash flow projections by factoring in projected capital expenditures of $970,000 for the first forecasted year, (remaining relatively flat for the next five years and then growing 3% per year thereafter), projected declines in working capital needs in the first forecasted year ($2.4 million), with increasing working capital needs thereafter ($871,000 in year two, $371,000 in year three for example), and projected adjustments for depreciation and amortization $2.9 million for the first forecasted year (declining each year until projected depreciation is expected to mirror capital expenditures by the sixth year of the forecast). Making these adjustments, which were provided by the Chief Financial Officer, resulted in a cash flow projection of $5.7 million in the first forecast year, which is expected to grow to $5.9 million by the fifth forecasted year. Cash flow after the fifth year is expected to decline due to the loss of the NOL carryforward after the fifth year. The projections provided by the Chief Financial Officer were based on a combination of historical figures and expected outlays where known. In general, capital expenditure projections are subtracted from the net income as these are cash outflows not reflected in the net income calculation. Increases in working capital needs are subtracted from and decreases in working capital are added to, the net income projections to reflect the source or use of cash, respectively. Finally, depreciation and amortization are added to net income as these are non-cash expenses factored into net income for tax purposes. These adjustments are common in conducting a valuation analysis on a cash flow basis.

        Based upon these cash flow projections, Goelzer calculated the market value of invested capital for Obsidian. The market value of invested capital is a measure of the value of a company assuming the company was debt free. Goelzer believes that this value is meaningful because it allows for the potential comparison of two similar operating companies before factoring in company-specific financing decisions.

        Goelzer derived a market value of invested capital for Obsidian of $49.1 million by discounting the adjusted cash flows using a weighted average cost of capital that reflects a reasonable rate of return demanded by investors in such companies, factoring in Obsidian's size and any industry-specific risks. The weighted average cost of capital, or WACC, is an expected weighted average of the cost of equity and cost of debt. The weighting of these two cost of capital measures depends upon the borrowing capacity of the entity. Obsidian's WACC was determined to be 10.12%.

        Obsidian's cost of equity of 29% was derived by starting with the 20-year Treasury Bond rate, which Goelzer considered to be a minimum risk-free rate of return expectation for investors in a company such as Obsidian. Goelzer then added in a risk premium demanded by investors in large cap equity stock portfolios based on studies conducted by Ibbotson Associates reflecting historical returns for equities above the returns from 20-year Treasury Bonds. Next, Goelzer added an additional premium demanded by investors in micro cap stock portfolios, again based upon data from Ibbotson Associates. Finally, Goelzer added a company-specific risk premium of 10% to account for several risks an investor in Obsidian faces, not already accounted for in the micro cap risk premium:

        a)    lack of diversification relative to owning a portfolio of publicly-traded stocks

        b)    small size

        c)    limited, if any, following by Wall Street analysts

        d)    limited holdings of Obsidian common stock by institutional investors

        e)    illiquidity of Obsidian common stock, relative to the market as a whole

        f)    financial condition of Obsidian (as noted by the auditing firm)

        g)    inability to make regular distributions to stockholders

        h)    wholly-owned operating subsidiaries operate in highly fragmented industries and there are limited synergies between wholly-owned operating subsidiaries

        i)    high level of financial risk given the current amount of debt financing

        j)    relatively flat growth projected based on industry analysis and management expectations

        k)    wholly-owned operating subsidiary-specific risks - such as pending lawsuits

        l)    limited barriers to entry to prevent competitors from moving into Obsidian's markets

Obsidian's after-tax cost of debt of (5.4%) was derived by taking a weighted average of the expected interest rate on the Company's existing debt (9.0%) multiplied by the expected tax rate of 40%, which the Chief Financial Officer confirmed was in line with Obsidian's historical interest rates. Goelzer applied a 20% weight to the cost of equity and an 80% weight to the cost of debt, given the Company's large amount of debt financing. Goelzer used an iterative process to derive this weight. Although the discount rate for each subsidiary could be calculated differently, the borrowing decisions are made at the corporate parent level. As such, the discount rate applied to the projected cash flows (weighted average cost of capital) was determined for the Company as a whole.

        Once the discount rate was derived, Goelzer tested the reasonableness of this discount rate by comparing it to the smallest decile companies in the S&P 600 Index and 50 of the smallest companies in the Russell 2000 Small Cap Index. The data for these was taken from Bloomberg Analytics(R). These two indices reported WACCs of 9.86% and 10.2% respectively. Goelzer, therefore, considered the 10.12% WACC used in the Obsidian valuation analysis to be reasonable.

        In order to derive Obsidian's equity value, Goelzer subtracted the amount of Obsidian's interest-bearing debt from the market value of invested capital (and made an adjustment for certain expected tax benefits more fully described below) to determine that Obsidian's equity value is $5.7 million.

Obsidian Debt Schedule

Prime = 5.75%
LIBOR = 3.09%

	4/30/05 Balance	Rate Terms	% of Total Debt
U.S. Rubber Reclaiming
Line of Credit	2,552,192	6.25%	5.87%
Note Payable	2,619,049	6.75%	6.03%
Note Payable—Related Parties	3,634,628	8.00%	8.37%

Sub-Total	8,805,869
Obsidian Leasing & Pyramid Coach
Note Payable	5,049,198	8.00%	11.62%
Note Payable—Related Parties	3,195,097	12.00%	7.35%

Sub-Total	8,244,294
Danzer
Note Payable—Fair Holdings	3,764,980	6.29%	8.67%

Sub-Total	3,764,980
Classic
Note Payable	686,828	6.25%	1.58%
Line of Credit	762,904	6.25%	1.76%

Sub-Total	1,449,732
United
1st Indiana Line of Credit	1,950,000	6.50%	4.49%
Auto Loan	12,661	9.00%	0.03%
Note Payable	7,590,097	8.00%	17.47%

Sub-Total	9,552,758
Obsidian Enterprises
Line of Credit—Fair Holdings	10,343,611	10.00%	23.81%
Note Payable—DC Investments	1,007,397	15.00%	2.32%
Common Stock Redeemed	278,400	n/a	0.64%

Sub-Total	11,629,408
Total Debt	43,447,042		100%

Finally, Goelzer added back approximately $75,000 to account for depreciation tax deductions not captured in the discrete forecast period. Based on depreciation schedules provided to Goelzer by the Company's CFO, it was determined that certain amounts of depreciation, for current and past capital expenditures, would be expensed in years beyond the discrete forecast period provided. The present value of these future tax savings were derived to be approximately $75,000. This amount was added to the equity value calculation.

VALUATION CONCLUSION

        It is Goelzer's opinion that the aggregate fair value of Obsidian common stock is $5,739,661. With 3,109,333 common shares outstanding, the final conclusion of value is $1.85 per share (rounded).

Obsidian Enterprises, Inc. Valuation Summary

As Of September 14, 2005
Present Value of Free Cash Flows (Based on DCF Analysis)	$49,111,346
Add: PV of Additional Tax Shields (Not Captured in DCF Analysis)	$75,357
Less: Outstanding Interest-Bearing Debt	$(43,447,042)

Fair Value of 100% Obsidian Equity	$5,739,661

Fair Value of One (1) Common Share	$1.85

DISCLAIMERS

        This opinion of value is premised on the Company continuing to operate as a going concern. This analysis does not represent a recommendation to investors, nor does it necessarily reflect the prices at which the Company's securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be more or less favorable. Goelzer does not assume responsibility if future results are materially different than those forecasted.

        Goelzer acknowledges remarks by Obsidian's auditing firm in the Company's recent 10-K filing that the Company's recurring losses, its total liabilities, and its lack of compliance with the current terms of its debt financing agreements "raises substantial doubt about the Company's ability to continue as a going concern." As noted previously, the stock is thinly traded. As a result, an investment in Obsidian common stock is not without certain risk.

        Goelzer was not asked to opine and does not express any opinion as to (a) the tax or legal consequences of the merger; (b) the realizable value of Obsidian's common stock or the prices at which Obsidian's common stock may trade; (c) the realizable value of Black Rock common stock; and (d) the fairness of any aspect of the transaction not expressly addressed in the fairness opinion.

        Additionally, Goelzer does not address the underlying purpose of causing Obsidian to become a non-publicly traded company, nor does it constitute a recommendation to any shareholder.

        The summary above describes the material points of a more detailed analysis performed by Goelzer which was reviewed with the senior management team of Black Rock. In arriving at this opinion, Goelzer conducted what it considered to be the most appropriate and relevant financial analysis and made qualitative judgments regarding the significance of its analysis. In addition, Goelzer made numerous assumptions regarding overarching economic factors, industry trends, financial markets, and the financial condition of the Company, based on its research. See "Current Economic Factors" section earlier in this report.

        In rendering its opinion, Goelzer relied upon, without independent verification, that the financial and other information provided to it by the CEO and CFO of Obsidian, including copies of recent SEC filings and independent audit reports, was accurate, complete and reasonably prepared and reflects the best currently available information regarding the financial condition of Obsidian; that no material changes to the Company have occurred between the date the information was provided and the date of this opinion; and that there were no facts or information regarding Obsidian or the proposed transaction that were incomplete or misleading. Goelzer also assumed that the transaction will be consummated in all material respects as described in the transaction description provided to Goelzer.

Respectfully submitted,
/s/ GOELZER INVESTMENT BANKING GOELZER INVESTMENT BANKING

ADDENDUM

ASSUMPTIONS AND LIMITING CONDITIONS

        This appraisal is subject to the following assumptions and limiting conditions:

1.
In preparing this appraisal report, Goelzer Investment Banking ("Goelzer") has relied upon the accuracy and completeness of the financial and other information furnished by the Company and its professional advisors. Goelzer has not attempted to independently verify such information.

2.
Goelzer has not made, nor caused to be made, any independent evaluation, appraisal or inspection of any assets of the Company.

3.
Nothing has come to Goelzer's attention during the course of this engagement which would lead Goelzer to believe that any of the information, facts or materials upon which Goelzer relied is incorrect in any material respect, or that it was unreasonable for Goelzer to utilize and rely upon such information, facts or materials.

4.
The statements and opinions given in this report are given in good faith and in the belief that such statements are not false or misleading. In preparing this report Goelzer has relied upon information believed to be reliable and accurate. Goelzer has no reason to believe that any material facts have been withheld, nor does Goelzer warrant that our investigation has revealed all of the matters in which an audit or more extensive examination may disclose.

5.
Goelzer assumes no responsibility for matters legal in nature. Nothing herein shall be construed as tax or legal advice or as an appraisal opinion in regard to the value of real estate.

6.
Goelzer assumes no responsibility for the legal description or matters including legal or title considerations. Title to the subject assets, properties, or business interests is assumed to be good and marketable unless otherwise stated.

7.
Goelzer assumes no hidden or unapparent conditions regarding the subject assets, properties or business interests.

8.
Unless otherwise stated in this report, Goelzer did not observe, and Goelzer has no knowledge of, the existence of hazardous materials with regard to the subject assets, properties, or business interests. However, Goelzer is not qualified to detect such substances. Goelzer assumes no responsibility for such conditions or for any expertise required to discover them.

9.
Goelzer is not qualified to assess environmental related liability caused by the Company's operations. Further, Goelzer specifically excludes consideration of any known or unknown environmental, asbestos or other contingent liability. Such liabilities may significantly affect the value of the subject company being valued.

10.
Goelzer assumes that there is full compliance with all applicable federal, state and local laws and regulations unless the lack of compliance is stated, defined, and considered in the appraisal report.

11.
This report and its related calculations were prepared using various software applications including Microsoft Word and Microsoft Excel which Goelzer believes to be accurate, but Goelzer makes no representation of same.

12.
Public information, purchased private information and industry statistical information are from sources which Goelzer deems to be reliable; however, Goelzer makes no representation as to the accuracy or completeness of such information, and have accepted the information without further verification.

13.
The appraisal conclusion is furnished solely for the benefit of the engaging party. In accordance with normal practice, Goelzer hereby disclaims liability to any other person. This report may not be relied upon by any other person without Goelzer's prior written consent.

14.
The estimate(s) of value presented in Goelzer's report apply to this appraisal only and may not be used out of the context identified in the engagement agreement. The appraisal reflects facts and conditions existing at the date of this appraisal and is valid only for the appraisal date specified herein.

15.
Possession of this report, or a copy thereof, does not carry with it the right of publication or all or any portion without the prior written consent of Goelzer.

16.
The value premise(s) cited in this report are fundamental to the value opinions rendered herein, and Goelzer reserves the right to reconsider such premise(s) should subsequent or additional information be discovered, although no such obligation exists.

17.
The appraised estimate of fair market value in this report is based on the definition applied throughout such report. An actual transaction in the shares may be completed at a value higher, lower or equal to the value rendered herein. Goelzer makes no guarantee of any kind with regard to the likely or ultimate amount that may result in any future transaction.

18.
The opinion(s) offered in this report do not constitute an offer to buy or sell or gift the interests being appraised.

19.
This report is further subject to any other contingencies, assumptions and limiting conditions that may be set out elsewhere within the engagement agreement and throughout Goelzer's report.

Obsidian Enterprises, Inc.

Valuation Summary

As Of September 14, 2005
Present Value of Free Cash Flows (Based on DCF Analysis)	$49,111,346
Add: PV of Additional Tax Shields (Not Captured in DCF Analysis)	$75,357
Less: Outstanding Interest-Bearing Debt	$(43,447,042)

Fair Value of 100% Obsidian Equity	$5,739,661

Fair Value of One (1) Common Share	$1.85

Total Outstanding Shares	3,109,333

Obsidian Enterprises—Combined

Discounted Cash Flow Analysis

	Forecasted							CAGR
($000)	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Terminal	Yrs. 1-5
Net Revenue	$78,335	$82,896	$86,154	$89,383	$92,737	$95,519	$98,385	4%
Cost of Revenues	67,951	70,610	73,164	75,563	78,044	80,385	82,797	4%

Gross Profit	$10,384	$12,286	$12,990	$13,820	$14,693	$15,134	$15,588	9%
Gross Margin	13.3%	14.8%	15.1%	15.5%	15.8%	15.8%	15.8%
Operating Expenses	8,808	8,875	8,718	8,840	9,040	9,139	9,413	1%

Operating Exp. as % of Revenue	11.2%	10.7%	10.1%	9.9%	9.7%	9.6%	9.6%
Income from Operations	1,577	3,411	4,272	4,980	5,653	5,994	6,174	29%
Operating Margin	2.0%	4.1%	5.0%	5.6%	6.1%	6.3%	6.3%
Interest Expenses	0	0	0	0	0	0	0
Other Income / (Expense)	0	0	0	0	0	0	0

Income Before Tax	1,577	3,411	4,272	4,980	5,653	5,994	6,174
Taxes	0	0	0	0	0	948	2,470
Effective Tax Rate	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%
Net Income	1,577	3,411	4,272	4,980	5,653	5,046	3,705
Net Margin	2.0%	4.1%	5.0%	5.6%	6.1%	5.3%	3.8%
Note: EBITDA	4,471	6,135	6,661	6,631	7,118	6,953	7,162
EBITDA Margin	5.7%	7.4%	7.7%	7.4%	7.7%	7.3%	7.3%
Depreciation / Amortization	2,894	2,725	2,389	1,651	1,465	959	987
Source (Use) of Cash from NWC	2,243	(871)	(371)	(372)	(237)	(347)	(357)

Operating Cash Flow	6,714	5,264	6,290	6,259	6,881	5,658	4,335
Capital Expenditures	(970)	(923)	(926)	(930)	(931)	(959)	(987)

Free Cash Flows	$5,744	$4,341	$5,364	$5,329	$5,950	$4,699	$3,347
Terminal Value						$47,013

Cash Flow Stream	$5,744	$4,341	$5,364	$5,329	$5,950	$51,712

Present Value of Free Cash Flows	$49,111
Add: PV of Combined Tax Shields	75
Less: Outstanding Debt	(43,447)

Fair Value of 100% Obsidian Equity	$5,740

$23,517	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Net Operating Loss Tax Shield	21,940	18,529	14,257	9,277	3,624	0
Amount Used to Offset Taxable Income	1,577	3,411	4,272	4,980	5,653	3,624

Obsidian Enterprises, Inc. (Consolidated)

Weighted Average Cost of Capital

Equity Rate

20 Year U.S. Treasury Bond (April 29, 2005)	4.61%
Ibbotson Equity Risk Premium *	7.20%
Ibbotson Micro-Cap Stock Size Premium *	6.60%

Required Micro-Cap Company Portfolio Return	18.41%
Company-Specific Risk Premium	11.00%

Sum:	29.41%
Cost of Equity	29.00%

Debt Rate
Pre-Tax Weighted Average Cost of Debt**	9.00%
Effective Tax Rate	40%
After-Tax Cost of Debt	5.40%

Equity	Debt

20%	80%
Weighted Cost of Equity	5.80%
Weighted Cost of Debt	4.32%

Sum:	10.12%
Weighted Average Cost of Capital	10.12%

*
Source: Ibbotson Associates, SBBI Valuation Edition 2005 Yearbook
**
Goelzer used an average 9% for the cost of debt based upon current average borrowing rate of 8.4% plus expectations of increasing interest rates in the near future.

Obsidian Enterprises, Inc.

Obsidian Debt Schedule

Prime=	5.75%
LIBOR=	3.09%
	04/30/05 Balance	Rate Terms	% of Total Debt
U.S. Rubber Reclaiming
Line of Credit	2,552,192	6.25%	5.87%
Note Payable	2,619,049	6.75%	6.03%
Note Payable—Related Parties	3,634,628	8.00%	8.37%

Sub-Total	8,805,869
Obsidian Leasing & Pyramid Coach
Note Payable	5,049,198	8.00%	11.62%
Note Payable—Related Parties	3,195,097	12.00%	7.35%

Sub-Total	8,244,294
Danzer
Note Payable—Fair Holdings	3,764,980	6.29%	8.67%

Sub-Total	3,764,980
Classic
Note Payable	686,828	6.25%	1.58%
Line of Credit	762,904	6.25%	1.76%

Sub-Total	1,449,732
United
1st Indiana Line of Credit	1,950,000	6.50%	4.49%
Auto Loan	12,661	9.00%	0.03%
Note Payable	7,590,097	8.00%	17.47%

Sub-Total	9,552,758
Obsidian Enterprises
Line of Credit—Fair Holdings	10,343,611	10.00%	23.81%
Note Payable—DC Investments	1,007,397	15.00%	2.32%
Common Stock Redeemed	278,400	n/a	0.64%

Sub-Total	11,629,408
Total Debt	43,447,042		100%
Weighted Average Borrowing Rate	8.4%

Obsidian Enterprises, Inc.

Adjusted Net Asset Value

	As of April 30, 2005 Unadjusted	Adjustments	As of April 30, 2005 Adjusted
Cash	204		204
A/R	18		18
A/R Related Parties	2,787	(1,406)	1,381
N/R Related Parties	7,171	(2,361)	4,809
Other Current Assets	479		479

Total Current Assets	10,660	(3,767)	6,893

Computer Equip	56		56
Software	90		90
Leasehold Improvements	1		1
Marketing Videos	20		20
Accumulated Depreciation	(55)		(55)

Total PPE	113	—	113

Danzer	4,113	(4,749)	(636)
United Expressline	1,500	(5,200)	(3,700)
US Rubber	316	3,638	3,954
Classic	1,600	(792)	808
Pyramid / Obsidian Leasing	—	(4,405)	(4,405)
Deferred Income Tax	2,047	(2,047)	—
Goodwill	650	(650)	—
Accumulated Amortization	(162)	162	—

Total Other Assets	10,064	(14,042)	(3,978)

TOTAL ASSETS	20,836	(17,809)	3,027

Accounts Payable	149		149
A/P Related Parties	219	(1,168)	(949)
Taxes Payable	1,137		1,137
Accrued Expenses	361		361
Deferred Taxes	(0)		(0)
Line of Credit—Fair Holdings	16,500	(6,156)	10,344

Total Current Liabilities	18,365	(7,324)	11,041

Notes Payable—Bank	500	(500)	—
N/P—Related Parties	1,007		1,007
Redeemable Common Stock	278		278

Total L-T Liabilities	1,786	(500)	1,286

Total Liabilities	20,151	(7,824)	12,327

Common Stock	4		4
Additional Paid in Capital	9,732		9,732
Retained Earnings—Prior Year	(6,975)		(6,975)
Retained Earnings—Current Year	(2,075)	(9,985)	(12,060)

Total Equity	686	(9,985)	(9,299)

TOTAL LIABILITIES AND EQUITY	20,836	(17,809)	3,027

Total Interest Bearing Debt			11,629

Obsidian Enterprises

Discounted Cash Flow Analysis

	Year Ending October 31						CAGR
($000)	Year 1	Year 2	Year 3	Year 4	Year 5	Terminal	Yrs. 1-5
Net Revenue	$0	$0	$0	$0	$0	$0
Cost of Revenues	0	0	0	0	0	0

Gross Profit	$0	$0	$0	$0	$0	$0
Gross Margin
Operating Expenses	993	1,023	1,053	1,085	1,117	1,151	3%
Depreciation (3 Yrs. on New CAPEX)	51	61	49	43	33	35	(10)%
Miscellaneous Expense	0	0	0	0	0	0

Total Operating Expenses	1,043	1,083	1,102	1,128	1,150	1,186	2%
Operating Expenses/Revenue
Income from Operations	(1,043)	(1,083)	(1,102)	(1,128)	(1,150)	(1,186)	2%
Operating Margin
Interest Expenses	0	0	0	0	0	0
Non-operating Income/(Expense)	0	0	0	0	0	0

Income Before Tax	(1,043)	(1,083)	(1,102)	(1,128)	(1,150)	(1,186)
Taxes	0	0	0	0	0	0
Effective Tax Rate	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%
Net Income	(1,043)	(1,083)	(1,102)	(1,128)	(1,150)	(1,186)
Note: EBITDA
EBITDA Margin
Depreciation/Amortization	51	61	49	43	33	35
Change in NWC	0	0	0	0	0	0
Operating Cash Flow	(993)	(1,023)	(1,053)	(1,085)	(1,117)	(1,151)
Capital Expenditures	(30)	(31)	(32)	(33)	(34)	(35)

Free Cash Flows	$(1,023)	$(1,053)	$(1,085)	$(1,118)	$(1,151)	$(1,186)

Obsidian Enterprises

COMPARATIVE BALANCE SHEET

Based on Audited Statements—Unadjusted

ASSETS (In $000s)	As of April 30 2005(1)
	Internal Numbers
Current Assets
First Indiana Bank	$0	0%
Bank One—Operating	163	1%
Bank One—Healthcare	41	0%
Accounts Receivable	18	0%
A/R—Related Party	2,372	11%
A/R Income Tax—Classic	124	1%
Advance—Pyramid Coach	291	1%
Loan—Danzer	857	4%
Loan—United Trailer	400	2%
N/R—US Rubber	700	3%
N/R LOC—US Rubber	1,874	9%
N/R—United Expressline	500	2%
N/R—United Expressline	1,505	7%
N/R—United LOC	1,336	6%
Prepaid Insurance	479	2%
Refinance Cost—United Trailer	0	0%
Prepaid Trans Cost—CCG	0	0%
Prepaid Trans—Carry-on Trailer	0	0%

Total Current Assets	10,660	51%
Property, Plant, & Equipment
Computer Equip.—Hardware	50	0%
Computer Equip.—Other	6	0%
Software—MAS 200	90	0%
Leasehold Impr.	1	0%
Marketing Videos	20	0%

Gross Property, Plant & Equipment	168	1%
Accumulated Depreciation	(55)	(0)%

Net Property, Plant & Equipment	113	1%
Other Assets
Equity Investment—Danzer	4,113	20%
Equity Investment—United	1,500	7%
Equity Investment—US Rubber	316	2%
Equity Investment—Classic	1,600	8%
Deferred Income Tax Asset Current	357	2%
Deferred Income Tax Asset LT	1,690	8%
Goodwill	650	3%
Accumulated Amortization	(162)	(1)%

Total Other Assets	10,064	48%
TOTAL ASSETS	$20,836	100%

LIABILITIES & EQUITY:
Current Liabilities
Accounts Payable	149	1%
Accounts Payable—Related Parties	219	1%
Tax Payable—United	232	1%
Tax Payable—US Rubber	180	1%
Tax Payable—Obsidian Leasing	725	3%
Accrued Expenses	361	2%
Deferred Taxes	(0)	(0)%
Line of Credit—Fair Holdings	16,500	79%

Total Current Liabilities	18,365	88%
Long-Term Liabilities
Note Payable—BFUS	500	2%
Note Payable—Fair Holdings/USRR	700	3%
Note Payable—Fair/USRR Acr. Int.	307	1%
Redeemable Series C Pref. Stock	278	1%

Total Long-Term Liabilities	1,786	9%
Total Liabilities	20,151	97%
Stockholders' Equity
Common Stock	4	0%
Mandetory Red Pref. Stock	1,561	7%
Mandetory Red Pref. Stock—Classic	1,250	6%
Rd Prf. Stock Evaluation—Classic	(126)	(1)%
Additional Paid-in Capital	7,041	34%
Preferred Stock Series C	4	0%
Preferred Stock Series D	0	0%
Retained Earning—PRIOR	(6,975)	(33)%
Retained Earning—Current Year	(2,075)	(10)%

Total Equity	686	3%
TOTAL LIABILITIES & EQUITY	20,836	100%
Net Working Capital	(7,705)	(37)%

NWC as a % of Sales		(1880)%

Obsidian Enterprises

COMPARATIVE INCOME STATEMENT

Based on Audited Statements—Unadjusted

(In $000's)	6 Months Ended April 30th 2005
	Internal Numbers
Interest Income	$205	100%
Operating Expenses	1,533	748%

Operating Income	(1,328)	(648)%
Other Income (Expense)
Interest Expense	(746)	(364)%
Other	0	0%

Total Other Income (Expense)	(746)	(364)%
Income Before Taxes	(2,075)	(1012)%
Income Taxes (Credits)	0	0%

Tax Rate	0%

Net Income	$(2,075)	(1012)%

CAPEX	n/a
Depreciation	20
Amortization	54
Notes: EBITDA	$(1,254)

        (EBITDA Calculated: Income from Operations + Depreciation + Amortization)

Obsidian Enterprises and Subsidiaries

Net Operating Loss Carryforward Summaries

SRLY Losses	Amount	Used	Period	Balance Remaining	Deferred asset	Books
Champion
1/1/01 - 6/30/01	794,168	—		794,168	270,017	270,017

Danzer
10/31/1993	346,064	183,240	10/31/2000	144,170
		18,654	10/31/2001
10/31/1994	949,237			949,237
10/31/1995	372,079			372,079
10/31/1996	614,297			614,297
10/31/1997	307			307
10/31/1998	4,078			4,078

	2,286,062	201,894		2,084,168	833,667	833,233

Pyramid
12/31/1999	2,502	—		2,502
12/31/2000	115,725	—		115,725

	118,227	—		118,227	25,892	25,892

US Rubber
1/1/01 - 6/30/01	168,894	168,894	10/31/2002	—	—	—

Total SRLY	3,367,351	370,788		2,996,563	1,129,576	1,129,142

NON SRLY Losses	Amount	Used	Period	Balance Remaining	Deferred asset	Books
Champion
10/31/2001	688,263	—		688,263
10/31/2002	1,661,866	—		1,661,866
10/31/2003	755,192			755,192
10/31/2004	—	—		—

	3,105,321	—		3,105,321	1,055,809	1,055,809

Danzer
10/31/2002	683,874			683,874
10/31/2003	1,648,610			1,648,610
10/31/2004	1,631,283			1,631,283
Est 4/30/2005	762,845			762,845

	4,726,612	—		4,726,612	1,890,645	1,585,941

Pyramid
10/31/2001	16,960	—		16,960
10/31/2002	116,630			116,630
10/31/2003	338,355			338,355
10/31/2004	783,836	—		783,836
Est 4/30/2005	808,789			808,789

	2,064,570	—		2,064,570	452,141	275,124

Obsidian Leasing
10/31/2002	1,060,173	286,572	10/31/2003	773,601
10/31/2003	—			—
10/31/2004	1,038,212			1,038,212
Est 4/30/2005	360,372			360,372

	2,458,757	286,572		2,172,185	868,874	724,925

United Expressline
10/31/2003	695,279			695,279
10/31/2004	726,367	—		726,367
Est 4/30/2005	408,815			408,815

	1,830,461	—		1,830,461	766,963	595,669
US Rubber
10/31/2001	78,436	78,436	10/31/2002	—
10/31/2003	336,623			336,623
10/31/2004	654,467			654,467
Est 4/30/2005	941,750			941,750

	2,011,276	78,436		1,932,840	720,949	369,676

Obsidian Enterprises
10/31/2001	643,048	—		643,048
10/31/2002	1,542,175			1,542,175
10/31/2003	2,084,866			2,084,866
10/31/2004	3,608,038	—		3,608,038
Est 4/30/2005	2,074,544			2,074,544

	9,952,671	—		9,952,671	3,981,068	3,151,250

Consolidation Entries
10/31/2001		273,300	United	(273,300)
10/31/2002		755,674	United	(755,674)
10/31/2002		547,347	Bal of rubber	(547,347)
10/31/2003	—	—	interco reverse	—
10/31/2004		334,568	Classic	(334,568)
Est 4/30/2005		224,195		(224,195)

	—	2,135,084		(1,910,889)	(783,464)	(785,000)

Total Non-SRLY	26,149,668	2,500,092		23,873,771	8,952,985	6,973,394

Remaining Non-SRLY
Total 10/31/01	1,426,707	351,736		1,074,971
Total 10/31/02	5,064,718	1,589,593		3,475,125
Total 10/31/03	5,858,925	—		5,858,925
Total 10/31/03	8,442,203	334,568		8,107,635
Total Est 4/30/2005	5,357,115	224,195		5,132,920

	26,149,668	2,500,092		23,649,576	Approximate value used in DCF

Total All Losses	29,517,019	2,870,880		26,646,139	10,082,561	8,102,536

Classic Manufacturing, Inc.

Discounted Cash Flow Analysis

	Annualized
		Year Ending October 31						CAGR
($000)
	2004	Year 1	Year 2	Year 3	Year 4	Year 5	Terminal	Yrs 1-5
Net Revenue	$8,099	$9,426	$10,369	$10,671	$11,045	$11,432	$11,775	5%
Cost of Revenues	6,744	7,776	8,449	8,695	8,889	9,088	9,360	4%

Gross Profit	$1,356	$1,650	$1,920	$1,976	$2,156	$2,344	$2,415	9%
Gross Margin	16.7%	17.5%	18.5%	18.5%	19.5%	20.5%	20.5%
Salaries—Officers		185	191	196	202	208	214	3%
Salaries—Others		408	422	437	452	468	482	4%
Employee Benefits		127	131	136	141	146	150	4%
Insurance		83	91	94	97	101	104	5%
Taxes		23	25	26	27	27	28	5%
Travel & Entertainment		25	28	29	30	31	32	5%
Business Expense		277	305	314	325	336	346	5%
Professional Fees		9	10	11	11	11	12	5%
Depreciation/Amortization	209	150	85	88	89	90	69	(12)%
Miscellaneous Expense		21	23	23	24	25	26	5%

Total Operating Expenses	925	1,308	1,311	1,353	1,397	1,443	1,463	2%
Operating Expenses/Revenue	11.4%	13.9%	12.6%	12.7%	12.6%	12.6%	12.4%
Income from Operations	431	342	610	623	759	902	952	27%
Operating Margin	5.3%	3.6%	5.9%	5.8%	6.9%	7.9%	8.1%	21%
Interest Expenses	0	0	0	0	0	0	0
Non-operating Income/(Expense)	0	0	0	0	0	0	0

Net Income Before Tax	431	342	610	623	759	902	952	27%
Taxes	172	0	0	0	0	0	0
Effective Tax Rate	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%
Net Income	259	342	610	623	759	902	952	27%
	3.2%	3.6%	5.9%	5.8%	6.9%	7.9%	8.1%	21%
EBITDA	640	492	694	711	848	991	1,021	19%
EBITDA Margin	7.9%	5.2%	6.7%	6.7%	7.7%	8.7%	8.7%	14%
Depreciation/Amortization	209	150	85	88	89	90	69	(12)%
Change in NWC		311	(105)	(36)	(35)	(36)	(41)
Working Capital 4/30/2005
A/R	752	439	483	497	514	532	548
Inv.	1,480	1,150	1,250	1,286	1,315	1,344	1,385
A/P	779	447	486	500	511	523	539

Working Capital	1,453	1,142	1,247	1,283	1,318	1,354	1,395
Cash Impact from Working Cap.		311	(105)	(36)	(35)	(36)	(41)
Operating Cash Flow		803	590	675	813	955	980
Capital Expenditures	(60)	(60)	(62)	(64)	(67)	(67)	(69)
Free Cash Flows		$743	$528	$611	$746	$888	$911	5%

Classic Manufacturing, Inc.

Amortization Schedule

(in $000's)	Balance 10/31/2004	Remaining Life (Yrs.)	Monthly Amort.	10/31/05	10/31/06	10/31/07	10/30/08	10/30/09	10/30/10	10/30/11	10/29/12	10/29/13	10/29/14
Non-Compete Covenants	98.33	2.50	3.28	39.34	39.34	19.67
Brand	336.30	9.50	2.95	35.40	35.40	35.40	35.40	35.40	35.40	35.40	35.40	35.40	17.70
Facility Fee LOC	7.50	1.50	0.42	5.00	2.50
Facility Fee 2	0.95	4.50	0.02	0.22	0.22	0.22	0.22	0.11
Facility Fee 3	6.91	2.50	0.23	2.76	2.76	1.38
Escrow Agent's Fee	0.75	1.50	0.04	0.50	0.25
Field Exam	1.13	1.50	0.06	0.76	0.38
Legal Fees	10.89	1.50	0.61	7.26	3.63
Amortization Expense				91.24	84.47	56.66	35.62	35.51	35.40	35.40	35.40	35.40	17.70
			40%	0	0	0	0	0	14.16	14.16	14.16	14.16	7.08
PV of tax shield				$20

Classic Manufacturing, Inc.

ADJUSTED NET ASSET VALUE

Based on Asset Appraisals

	As of April 30, 2005			As of April 30, 2005
			FMV Adjustments
	Unadjusted			Adjusted
ASSETS (In $000's)
Current Assets
Cash	$(125)	(3)%		$(125)	(4)%
Accounts Receivable (Net)	752	17%		752	24%
Accounts Receivable—Related Parties	0	0%		—	0%
Inventories	1,480	33%		1,480	46%
Deferred Income Taxes	0	0%		—	0%
Prepaid Expenses and Other	24	1%	(24)	0	0%

Total Current Assets	2,130	48%	(24)	2,106	66%
Property, Plant, & Equipment
Leasehold Improvements	195	4%	(9)	186	6%
Machinery and Equipment	498	11%	(117)	380	12%
Office Equipment, Furniture and Fixtures	55	1%	(5)	50	2%
Vehicles	49	1%	0	49	2%

Gross Property, Plant & Equipment	797	18%		665	21%
Accumulated Depreciation	(137)	(3)%	137	0	0%

Net Property, Plant & Equip.	660	15%	5	665	21%
Other Assets
Goodwill	1,271	28%	(1,271)	—	0%
Other Intangible Assets (Net)	417	9%	0	417	13%
Deferred Financing Costs (Net)	0	0%		—	0%

Total Other Assets	1,688	38%	(1,271)	417	13%
TOTAL ASSETS	$4,479	100%	$(1,290)	$3,189	100%
LIABILITIES & EQUITY:
Current Liabilities
Accounts Payable	902	20%	(124)	779	24%
Accounts Payable—Related Parties	0	0%		—	0%
Accrued Payroll and Related Taxes	152	3%		152	5%
Other Accrued Expenses	0	0%		—	0%
Current Portion of Long-Term Debt	0	0%		—	0%

Total Current Liabilities	1,055	24%	(124)	931	29%
Long-Term Liabilities
Long-Term Debt (Net of Current Portion)	687	15%	0	687	22%
Line of Credit (2)	0	0%		—	0%
Deferred Taxes to Parent Company	0	0%		—	0%
Liabilities and Capital (3)	763	17%		763	24%

Total Long-Term Liabilities	1,450	32%	0	1,450	45%
Total Liabilities	2,504	56%	(124)	2,381	75%
Stockholders' Equity
Common Stock	11	0%		11	0%
Additional Paid-in Capital	1,815	41%		1,815	57%
Retained Earnings	148	3%	(1,166)	(1,019)	(32)%

Total Equity	1,974	44%	(1,166)	808	25%
TOTAL LIABILITIES & EQUITY	$4,479	100%	(1,290)	$3,189	100%
Total Interest Bearing Debt				1,450

Classic Manufacturing, Inc.

COMPARATIVE BALANCE SHEET

Unadjusted

	As of April 30th		As Of October 31st		As Of October 31st
							As Of December 31st
(In $000's)
	2005		2004(1)		2004		2003		2002		2001		2000
	Reviewed by Auditor		Audited Numbers
ASSETS
Current Assets
Cash	$(125)	(3)%	$41	1%	$41	1%	$645	31%	$583	28%	$431	27%	$645	38%
Accounts Receivable (Net)	752	17%	423	10%	455	11%	215	10%	415	20%	310	19%	153	9%
Accounts Receivable—Related Parties	0	0%	14	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Inventories	1,480	33%	1,181	28%	1,236	31%	949	46%	770	38%	601	37%	667	39%
Deferred Income Taxes	0	0%	54	1%	0	0%	0	0%	0	0%	0	0%	0	0%
Prepaid Expenses and Other	24	1%	38	1%	4	0%	1	0%	1	0%	6	0%	6	0%

Total Current Assets	2,130	48%	1,751	42%	1,736	44%	1,810	88%	1,768	86%	1,348	84%	1,472	87%
Property, Plant, & Equipment
Leasehold Improvements	195	4%	195	5%	195	5%	276	13%	258	13%	212	13%	126	7%
Machinery and Equipment	498	11%	495	12%	495	12%	344	17%	336	16%	334	21%	355	21%
Office Equipment, Furniture and Fixtures	55	1%	51	1%	51	1%	119	6%	148	7%	110	7%	125	7%
Vehicles	49	1%	49	1%	49	1%	33	2%	14	1%	14	1%	24	1%

Gross Property, Plant & Equipment	797	18%	791	19%	791	20%	772	38%	756	37%	670	42%	630	37%
Accumulated Depreciation	(137)	(3)%	(67)	(2)%	(67)	(2)%	(529)	(26)%	(474)	(23)%	(407)	(25)%	(403)	(24)%

Net Property, Plant & Equip.	660	15%	724	17%	724	18%	243	12%	282	14%	263	16%	227	13%
Other Assets
Goodwill	1,271	28%	1,271	30%	1,271	32%	0	0%	0	0%	0	0%	0	0%
Other Intangible Assets (Net)	417	9%	435	10%	254	6%	0	0%	0	0%	0	0%	0	0%
Deferred Financing Costs (Net)	0	0%	28	1%	0	0%	0	0%	0	0%	0	0%	0	0%

Total Other Assets	1,688	38%	1,733	41%	1,524	38%	0	0%	0	0%	0	0%	0	0%
TOTAL ASSETS	$4,479	100%	$4,208	100%	$3,984	100%	$2,052	100%	$2,050	100%	$1,611	100%	$1,699	100%
LIABILITIES & EQUITY:
Current Liabilities
Accounts Payable	902	20%	401	10%	600	15%	266	13%	285	14%	174	11%	243	14%
Accounts Payable—Related Parties	0	0%	180	4%	0	0%	0	0%	0	0%	0	0%	0	0%
Accrued Payroll and Related Taxes	152	3%	74	2%	0	0%	0	0%	0	0%	0	0%	0	0%
Other Accrued Expenses	0	0%	72	2%	131	3%	68	3%	78	4%	59	4%	75	4%
Current Portion of Long-Term Debt	0	0%	306	7%	305	8%	0	0%	0	0%	0	0%	0	0%

Total Current Liabilities	1,055	24%	1,032	25%	1,036	26%	333	16%	363	18%	232	14%	318	19%
Long-Term Liabilities
Long-Term Debt (Net of Current Portion)	687	15%	543	13%	666	17%	25	1%	99	5%	174	11%	214	13%
Line of Credit(2)	0	0%	580	14%	0	0%	0	0%	0	0%	0	0%	0	0%
Deferred Taxes to Parent Company	0	0%	297	7%	0	0%	0	0%	0	0%	0	0%	0	0%
Liabilities and Capital(3)	763	17%	0	0%	580	15%	0	0%	0	0%	0	0%	0	0%

Total Long-Term Liabilities	1,450	32%	1,420	34%	1,246	31%	25	1%	99	5%	174	11%	214	13%
Total Liabilities	2,504	56%	2,452	58%	2,282	57%	359	17%	462	23%	407	25%	531	31%
Stockholders' Equity
Common Stock	11	0%	11	0%	1,600	40%	40	2%	40	2%	40	2%	40	2%
Additional Paid-in Capital	1,815	41%	1,589	38%	0	0%	0	0%	0	0%	0	0%	0	0%
Retained Earnings	148	3%	156	4%	102	3%	1,654	81%	1,548	76%	1,164	72%	1,128	66%

Total Equity	1,974	44%	1,756	42%	1,702	43%	1,694	83%	1,588	77%	1,204	75%	1,168	69%
TOTAL LIABILITIES & EQUITY	4,479	100%	4,208	100%	3,984	100%	2,052	100%	2,050	100%	1,611	100%	1,699	100%
Net Working Capital	1,076	24%	719	17%	699	18%	1,476	72%	1,405	69%	1,115	69%	1,155	68%
NWC as a % of Sales		11%		9%		9%		20%		19%		18%		16%

Notes:

(1)
Classic Manufacturing, Inc. was purchased by Obsidian Enterprises, Inc. on May 1, 2004. Classic Manufacturing, Inc. is currently a wholly owned subsidiary of Obsidian Enterprises, Inc.

(2)
Line of credit classified as long-term debt on audited financial statements. See footnote #1 in the audit for further detail.

(3)
Liabilities and Capital represent third party outstanding debt passed through the parent company to Classic.

Classic Manufacturing, Inc.

COMPARATIVE INCOME STATEMENT

Unadjusted

							12 Months Ended
(In $000's)	6 Months Ended April 30, 2005		6 Months Ended October 31, 2004(1)		10 Months Ended October 31, 2004		December 31, 2003		December 31, 2002		December 31, 2001		December 31, 2000
	Reviewed by Auditor		Audited Numbers
Net Sales	$4,736	100%	$4,061	100%	$6,749	100%	$7,423	100%	$7,246	100%	$6,202	100%	$7,216	100%
Cost of Sales	4,004	85%	3,302	81%	5,620	83%	6,173	83%	6,002	83%	5,299	85%	6,038	84%

Gross Profit	731	15%	759	19%	1,130	17%	1,250	17%	1,244	17%	903	15%	1,177	16%
Selling, General & Administrative Expenses	484	10%	494	12%	770	11%	759	10%	721	10%	625	10%	674	9%

Income from Operations	248	5.2%	265	7%	359	5%	491	7%	523	7%	278	4%	503	7%
Interest Expense	(29)	(1%)	(34)	(1%)	(10)	(0%)	28	0%	23	0%	29	0%	36	0%

Income Before Taxes	218	5%	231	6%	350	5%	519	7%	546	8%	307	5%	539	7%
Income Taxes (Credits)	0	0%	74	2%	123	2%	0	0%	0	0%	0	0%	0	0%

Tax Rate	0%		32%		35%		0%		0%		0%		0%
Net Income	$218	5%	$156	4%	$227	3%	$519	7%	$546	8%	$307	5%	$539	7%
CAPEX			7
Depreciation	52		77		77		89		67		64		74
Amortization	46		97		97		0		0		0		0
Notes: EBITDA	$345	7%	$439	11%	$533	8%	$580	8%	$589	8%	$342	6%	$578	8%
(EBITDA Calculated: Income from Operations + Depreciation + Amortization)

Notes:

(1)
Classic Manufacturing, Inc. was purchased by Obsidian Enterprises, Inc. on May 1, 2004.

Classic Manufacturing, Inc. is currently a wholly owned subsidiary of Obsidian Enterprises, Inc.

Danzer Industries, Inc.

Discounted Cash Flow Analysis

		Actual	Year Ending October 31						CAGR
($000)
		2004	Year 1	Year 2	Year 3	Year 4	Year 5	Terminal	Yrs 1-5
Net Revenue		$5,456	$11,389	$11,958	$12,556	$13,184	$13,843	$14,259	5%
Cost of Revenues		5,948	10,742	10,806	11,130	11,464	11,808	12,162	2%

Gross Profit		(492)	$647	$1,152	$1,426	$1,720	$2,035	$2,096	33%
Gross Margin		(9.0)%	5.7%	9.6%	11.4%	13.0%	14.7%	14.7%
Total General and Admin. Expenses		51	1,101	1,134	1,168	1,203	1,239	1,277	3%
Operating Expenses/Revenue		0.9%	9.7%	9.5%	9.3%	9.1%	9.0%	9.0%
Income from Operations		(543)	(454)	18	258	517	796	820
Operating Margin		(10.0)%	(4.0)%	0.2%	2.1%	3.9%	5.7%	5.7%
Interest Expenses		0	0	0	0	0	0	0
Non-operating Income/(Expense)		0	0	0	0	0	0	0

Income Before Tax		(543)	(454)	18	258	517	796	820
Taxes		0	0	0	0	0	0	0
Effective Tax Rate		40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%
Net Income		(543)	(454)	18	258	517	796	820
		(10.0)%	(4.0)%	0.2%	2.1%	3.9%	5.7%	5.7%
EBITDA		(463)	(374)	98	338	597	876	902
EBITDA Margin		(8.5)%	(3.3)%	0.8%	2.7%	4.5%	6.3%	6.3%
Depreciation/Amortization		80	80	80	80	80	80	82	0%
Change in NWC		(2,054)	816	(50)	(66)	(69)	(72)	(53)

Working Capital	Days
A/R	30	910	936	983	1,032	1,084	1,138	1,172
Inv.	56	1,107	1,648	1,658	1,708	1,759	1,812	1,866
A/P	37	(293)	1,089	1,095	1,128	1,162	1,197	1,233

Working Capital		2,311	1,495	1,545	1,611	1,680	1,752	1,805

Cash Impact from Working Cap.			816	(50)	(66)	(69)	(72)	(53)

Operating Cash Flow			441	48	272	528	804	849
Capital Expenditures			(80)	(80)	(80)	(80)	(80)	(82)

Free Cash Flows			$361	$(32)	$192	$448	$724	$767

Danzer Industries, Inc.

ADJUSTED NET ASSET VALUE

Based on Asset Appraisals

	As of April 30, 2005			As of April 30, 2005
Assets: (In $000s)			FMV Adjustments
	Unadjusted			Adjusted
Current Assets
Cash	$25	1%		$25	1%
Accounts Receivable (Gross)	910	43%		910	29%
Accounts Receivable—Other	0	0%		0	0%
Less: Reserves	(436)	(21)%		(436)	(14)%

Net Accounts Receivable	475	22%	(31)	444	14%
Related Party	0	0%		0	0%
Inventories	1,107	52%		1,107	36%
InterCompany	(1,507)	(71)%	0	(1,507)	(49)%
Prepaid Expenses and Other	(5)	0%		(5)	0%

Total Current Assets	96	5%	(31)	65	2%
Property, Plant, & Equipment
Land, Buildings and Improvements	1,640	77%	160	1,800	58%
Machinery and Equipment	918	43%	122	1,041	34%
Office Equipment, Furniture and Fixtures	169	8%	(139)	30	1%
Vehicles	193	9%	(46)	147	5%

Gross Property, Plant & Equipment	2,919	138%		3,017	98%
Accumulated Depreciation	(905)	(43)%	905	0	0%

Net Property, Plant & Equipment	2,015	95%	1,002	3,017	98%
Goodwill	0	0%		0	0%
Other Intangible Assets	0	0%		0	0%
Deferred Loan Acquisition Costs	8	0%		8	0%

Total Other Assets	8	0%		8	0%
TOTAL ASSETS	$2,118	100%	$971	$3,090	100%
LIABILITIES & EQUITY:
Current Liabilities
Accounts Payable	1,530	72%	(1,823)	(293)	(9)%
Accounts Payable—Related Parties	0	0%		0	0%
Line of Credit	0	0%		0	0%
Current Portion of Long-Term Debt	35	2%		35	1%
Accrued Payroll and Related Taxes	247	12%		247	8%
Other Accrued Expenses	6	0%		6	0%

Total Current Liabilities	1,819	86%	(1,823)	(5)	(0)%
Long-Term Debt	3,730	176%		3,730	121%
Amount due to Parent	0	0%		0	0%

Total Long-Term Liabilities	3,730	176%	0	3,730	121%
Total Liabilities	5,548	262%	(1,823)	3,725	121%
Stockholders' Equity
Common Stock	4,113	194%		4,113	133%
Retained Earnings	(7,544)	(356)%	2,795	(4,749)	(154)%

Total Equity	(3,430)	(162)%	2,795	(636)	(21)%
TOTAL LIABILITIES & EQUITY	2,118	100%	971	3,090	100%
Total Interest Bearing Debt				3,765

Danzer Industries, Inc.

COMPARATIVE BALANCE SHEET

Unadjusted

												W. Avg. Balances
	As of April 30		As Of October 31								CAGR
(In $000s)
	2005		2004		2003		2002		2001(1)		2002-2004	2002-2004
									Restated
ASSETS
Current Assets
Cash	$25	1%	$22	1%	$11	1%	$92	3%	$19	0%	(51)%	$30	1%
Accounts Receivable (Gross)	910	43%	328	9%	779	44%	696	22%	738	12%	(31)%	540	18%
Accounts Receivable—Other	0	0%	587	15%	0	0%	0	0%	0	0%		293	10%
Less: Reserves	(436)	(21)%	(429)	(11)%	(469)	(27)%	(473)	(15)%	(70)	(1)%		(450)	(15)%

Net Accounts Receivable	475	22%	485	13%	310	18%	223	7%	668	11%		383	13%
Related Party	0	0%	32	1%	0	0%	64	2%	0	0%	(29)%	27	1%
Inventories	1,107	52%	1,073	28%	885	50%	540	17%	557	9%	41%	922	31%
InterCompany	(1,507)	(71)%	0	0%	(1,507)	(85)%	0	0%	0	0%		(502)	(17)%
Prepaid Expenses and Other	(5)	0%	75	2%	128	7%	74	2%	50	1%	0%	93	3%

Total Current Assets	96	5%	1,688	44%	(172)	(10)%	993	31%	1,294	20%	30%	952	32%
Property, Plant, & Equipment
Land	100	5%	100	3%	100	6%	100	3%	100	2%	0%	100	3%
Buildings and Improvements	1,540	73%	1,539	40%	1,210	69%	1,200	38%	1,200	19%	13%	1,373	45%
Machinery and Equipment	918	43%	897	24%	827	47%	827	26%	755	12%	4%	862	29%
Office Equipment, Furniture and Fixtures	169	8%	158	4%	157	9%	157	5%	100	2%	0%	157	5%
Vehicles	193	9%	182	5%	172	10%	136	4%	150	2%	16%	171	6%

Gross Property, Plant & Equipment	2,919	138%	2,876	75%	2,466	140%	2,420	77%	2,305	36%	9%	2,663	88%
Accumulated Depreciation	(905)	(143)%	(762)	(20)%	(545)	(31)%	(299)	(9)%	(73)	(1)%	60%	(613)	(20)%

Net Property, Plant & Equipment	2,015	95%	2,114	55%	1,921	109%	2,121	67%	2,233	35%	(0)%	2,051	68%
Goodwill	0	0%	0	0%	0	0%	0	0%	2,730	43%		0	0%
Other Intangible Assets	0	0%	0	0%	0	0%	47	1%	68	1%	(100)%	8	0%
Deferred Loan Acquisition Costs	8	0%	11	0%	17	1%	0	0%	0	0%		11	0%

Total Other Assets	8	0%	11	0%	17	1%	47	1%	2,798	44%	(52)%	19	1%
TOTAL ASSETS	$2,118	100%	$3,812	100%	$1,766	100%	$3,161	100%	$6,324	100%	10%	$3,021	100%
LIABILITIES & EQUITY:
Current Liabilities
Accounts Payable	1,530	72%	704	18%	470	27%	288	9%	280	4%	56%	557	18%
Accounts Payable—Related Parties	0	0%	598	16%	0	0%	4	0%	0	0%	1137%	300	10%
Line of Credit	0	0%	0	0%	0	0%	875	28%	75	1%		146	5%
Current Portion of Long-Term Debt	35	2%	0	0%	47	3%	1,107	35%	223	4%	(100)%	200	7%
Accrued Payroll and Related Taxes	247	12%	101	3%	158	9%	136	4%	124	2%	(14)%	126	4%
Other Accrued Expenses	6	(0)%	351	9%	69	4%	38	1%	73	1%	203%	205	7%

Total Current Liabilities	1,819	86%	1,755	46%	745	42%	2,448	77%	775	12%	(15)%	1,534	51%
Long-Term Debt	3,730	176%	3,218	84%	2,363	134%	81	3%	1,109	18%	531%	2,410	80%
Amount due to Parent	0	0%	1,507	40%	0	0%	384	12%	337	5%	98%	817	27%

Total Long-Term Liabilities	3,730	176%	4,725	124%	2,363	134%	465	15%	1,446	23%	219%	3,228	107%
Total Liabilities	5,548	262%	6,480	170%	3,109	176%	2,913	92%	2,221	35%	49%	4,761	158%
Stockholders' Equity
Common Stock	4,113	194%	4,113	108%	4,113	233%	4,113	130%	4,113	65%	(0)%	4,113	136%
Retained Earnings	(7,544)	(356)%	(6,781)	(178)%	(5,456)	(309)%	(3,865)	(122)%	(10)	(0)%		(5,853)	(194)%

Total Equity	(3,430)	(162)%	(2,667)	(70)%	(1,343)	(76)%	248	8%	4,103	65%		(1,740)	(58)%
TOTAL LIABILITIES & EQUITY	2,118	100%	3,812	100%	1,766	100%	3,161	100%	6,324	100%	10%	3,022	100%
Net Working Capital	(1,723)	(81)%	(67)	(2)%	(918)	(52)%	(1,455)	(46)%	519	8%		(582)	(19)%

NWC as a % of Sales		(22)%		(1)%		(24)%		(38)%		12%		Avg.	(21)%

(1)
Danzer Industries, Inc. was acquired by Obsidian Enterprises, Inc. on June 23, 2001. Danzer Industries, Inc. is now a wholly-owned subsidiary of Obsidian Enterprises, Inc.

Danzer Industries, Inc.

COMPARATIVE INCOME STATEMENT

Unadjusted

			12 Months Ended October 31
									Period from June 22 to October 31 2001
	6 Months Ended April 30 2005										CAGR 2002-2004	W. Avg. Balances 2002-2004
(In $000's)			2004		2003		2002
Net Sales	$3,845	100%	$5,456	100%	$3,751	100%	$3,879	100%	$1,425	100%	19%	$4,625	100%
Cost of Sales	4,107	107%	5,948	109%	4,168	111%	3,548	91%	1,045	73%	29%	4,955	107%

Gross Profit	(261)	(7)%	(492)	(9)%	(417)	(11)%	330	9%	380	27%		(330)	(7)%
Selling, General & Admin. Expenses	458	12%	51	1%	1,083	29%	1,360	35%	356	25%	(81)%	613	13%

Operating Income	(720)	(19)%	(543)	(10)%	(1,500)	(40)%	(1,030)	(27)%	24	2%		(943)	(20)%
Other Income/(Expense)
Interest Expense	(151)	(4)%	(229)	(4)%	(142)	(4)%	(91)	(2)%	(34)	(2)%	59%	(177)	(4)%
Other Income/(Expense)	108	3%	(451)	(8)%	31	1%	(720)	(19)%	0	0%		(335)	(7)%

Total Other Income (Expense)	(43)	(1)%	(680)	(12)%	(112)	(3)%	(811)	(21)%	(34)	(2)%	(8)%	(512)	(11)%
Income Before Taxes	(763)	(20)%	(1,223)	(22)%	(1,611)	(43)%	(1,840)	(47)%	(10)	(1)%		(1,456)	(31)%
Income Taxes (Credits)	0	0%	0	0%	0	0%	0	0%	0	0%		0	0%

Tax Rate	0%		0%		0%		0%		0%
Net Income, before cumulative effect of change in accounting principle	$(763)	(20)%	$(1,223)	(22)%	$(1,611)	(43)%	$(1,840)	(47)%	$(10)	(1)%		$(1,456)	(31)%
Cumulative effect of change in accounting principle							(2,015)
Net Loss							$(3,855)
CAPEX							160		5		(100)%	27	1%
Depreciation	39		251		246		229		73		5%	245	5%
Amortization			6		30		46		91		(64)%	21
Notes: EBITDA	$(680)	(18)%	$(287)	(5)%	$(1,224)	(33)%	$(755)	(19)%	$188	13%		(677)	(15)%
(EBITDA Calculated: Income from Operations + Depreciation + Amortization)

Combined Pyramid Coach, Inc. & Obsidian Leasing Co., Inc.

Discounted Cash Flow Analysis

	Actual	Forecasted						CAGR
	2004	Year 1	Year 2	Year 3	Year 4	Year 5	Terminal	Yrs. 1-5
	(In $000s)
Lease Revenue	$5,342	$5,237	$5,499	$5,774	$6,063	$6,366	$6,557	5.0%
Cost of Revenue	4,317	3,675	3,859	4,052	4,255	4,468	4,602	5.0%

Gross Profit	$1,026	$1,562	$1,640	$1,722	$1,808	$1,898	$1,955	5.0%
Gross Margin	19%	30%	30%	30%	30%	30%	30%
Selling, General, & Admin.	1,527	1,273	1,263	1,001	886	844	870	(9.8)%

Operating Income	(501)	289	377	721	922	1,054	1,085
Operating Margin	(9.4)%	5.5%	6.9%	12.5%	15.2%	16.6%	16.6%
Other Income (Expense)
Interest Expense	0	0	0	0	0	0	0
Interest Income & Other	0	0	0	0	0	0	0

Total Other Income (Expense)	0	0	0	0	0	0	0
Income Before Taxes	(501)	289	377	721	922	1,054	1,085
Pre-Tax Margin	(9.4)%	5.5%	6.9%	12.5%	15.2%	16.6%	16.6%
Note: EBITDA		885	943	1,020	1,085	1,154	1,188	6.8%
Corporate Taxes	0	0	0	0	0	0	0

Effective Tax Rate	0%	0%	0%	0%	0%	0%	0%
Net Income	(501)	289	377	721	922	1,054	1,085
Net Margin	(9.4)%	5.5%	6.9%	12.5%	15.2%	16.6%	16.6%
Depreciation		588	567	299	163	100	103
Amortization		8	0	0	0	0	0
Cash Source / (Use) from NWC		(108)	(4)	(4)	(5)	(5)	(3)

Net Working Capital Days
Accounts Receivable 20	170	287	301	316	332	349	359	5.0%
Accounts Payable 20	193	201	211	222	233	245	252	5.0%

Net Working Capital	(22)	86	90	94	99	104	107	5.0%

Cash Source / (Use) from NWC	322	(108)	(4)	(4)	(5)	(5)	(3)

Operating Cash Flow		777	939	1,015	1,080	1,149	1,185	10.3%
Capital Expenditures		(100)	(100)	(100)	(100)	(100)	(103)	0.0%

Free Cash Flows		$677	$839	$915	$980	$1,049	$1,082	11.5%

Combined Pyramid Coach, Inc. & Obsidian Leasing Co., Inc.

CAPEX & Depreciation Model on Tax Basis

		PROJECTED DEPRECIATION
	Gen. CAPEX							DEPR. AMOUNTS	Date In Service	Purchase Amount	% Assumed Depreciated
		Year 1	Year 2	Year 3	Year 4	Year 5	Terminal
Year Life—Avg.	7
Salvage %	0
Coach #
1	14	7	7					14	12/1/99	136	5/7	89.6%
2	14	7	7					14	12/1/99	137	5/7	89.6%
4	16	8	8					16	12/1/99	155	5/7	89.6%
5	18	9	9					18	12/1/99	170	5/7	89.6%
9	38	19	19					38	12/1/99	366	5/7	89.6%
10	38	19	19					38	12/1/99	366	5/7	89.6%
12	43	22	22					43	12/1/99	416	5/7	89.6%
13	47	24	24					47	12/1/99	452	5/7	89.6%
14	47	24	24					47	12/1/99	452	5/7	89.6%
17	47	24	24					47	12/1/99	452	5/7	89.6%
18	58	29	29					58	12/1/99	562	5/7	89.6%
19	53	26	26					53	12/1/99	506	5/7	89.6%
20	43	22	22					43	12/1/99	416	5/7	89.6%
21	47	24	24					47	12/1/99	452	5/7	89.6%
29	68	23	23	23				68	6/7/00	392	4/7	82.7%
30	67	22	22	22				67	6/7/00	388	4/7	82.7%
36	87	29	29	29				87	9/1/00	501	4/7	82.7%
38	74	25	25	25				74	9/1/00	427	4/7	82.7%
75	124	31	31	31	31			124	5/15/01	429	3/7	71.2%
76	123	31	31	31	31			123	5/15/01	428	3/7	71.2%
100	81	27	27	27				81	9/1/00	467	4/7	82.7%

Remaining Depreciable Coaches	1,147	449	449	187	62	0	0	1147		8,071
Non-Coach Depreciation		125	89	70	44	22		350
CAPEX
Year 1	100	14	14	14	14	14	14
Year 2	100		14	14	14	14	14
Year 3	100			14	14	14	14
Year 4	100				14	14	14
Year 5	100					14	14
Terminal Year	103						15
Total Depreciation		588	567	299	163	94	86
Projected Depreciation in DCF		588	567	299	163	100	103

Combined Pyramid Coach, Inc. & Obsidian Leasing Co., Inc.

ADJUSTED NET ASSET VALUE

	As of April 30, 2005			As of April 30, 2005
(In $000s)	Unadjusted		FMV Adjustments	Adjusted
Assets:
Current Assets
Cash	$(45)	(1)%		$(45)	(1)%
Accounts Receivable	170	2%		170	3%
Accounts Receivable—Related Party	1,820	22%	(1,988)	(168)	(3)%
Prepaid Expenses & Other	86	1%	(86)	0	0%

Total Current Assets	2,031	25%	(2,074)	(43)	(1)%
Equipment
Buildings & Improvements	55	1%
Machinery & Equipment	77	1%
Furniture & Fixtures	67	1%
Coach Fleet & Vehicles	8,489	103%

Gross Equipment	8,688	105%
Less: Accumulated Depreciation	(2,446)	(30)%

Net Equipment	6,242	75%	0	6,242	101%
Other Assets
Debt Issuance Costs	8	0%	(8)	0	0%

Total Other Assets	8	0%	(8)	0	0%
Total Assets	8,282	100%	(2,082)	6,200	100%
Liabilities & Stockholders' Equity:
Current Liabilities
Current Maturities of L-T Debt	3,375	41%		3,375	54%
Accounts Payable—Trade	193	2%		193	3%
Accounts Payable—Related Parties	3,375	41%	(1,281)	2,094	34%
Accrued Expenses	14	0%		14	0%
Customer Deposits	60	1%		60	1%

Total Current Liabilities	7,017	85%	(1,281)	5,736	93%
L-T Debt—Net of Current Portion	1,674	20%		1,674	27%
L-T Debt—Related Parties	3,195	39%		3,195	52%
Deferred Income Taxes	2,355	28%	(2,355)	0	0%

Total Liabilities	14,241	172%	(3,636)	10,604	171%
Stockholders' Equity
Common Stock	88	1%
Accumulated Deficit	(6,047)	(73)%

Total Stockholders' Equity	(5,959)	(72)%	1,554	(4,405)	(71)%
Liabilities & Stockholders' Equity	8,282	100%	(2,082)	6,200	100%
Total Interest Bearing Debt				8,244

Combined Pyramid Coach, Inc. & Obsidian Leasing Co., Inc.

COMPARATIVE BALANCE SHEET

Unadjusted Per McGladrey & Pullen Audit Report Except for Interim 2005

	As of April 30th		As of October 31st								CAGR	W. Avg. Balance
(In $000s)	2005		2004		2003		2002		2001		2002-2004	2002-2004
	Reviewed Statements								Pyramid Coach Only
Assets:
Current Assets
Cash	$(45)	(1)%	$25	0%	$75	1%	$72	1%	$18	2%	(41)%	$49	1%
Accounts Receivable	170	2%	278	3%	393	5%	308	3%	376	44%	(5)%	322	4%
Accounts Receivable—Related Party	1,820	22%	1,618	19%	780	9%	634	7%	373	44%	60%	1,174	14%
Prepaid Expenses & Other	86	1%	22	0%	40	0%	9	0%	0	0%	59%	26	0%

Total Current Assets	2,031	25%	1,942	23%	1,288	15%	1,023	11%	767	90%	38%	1,571	18%
Equipment
Buildings & Improvements	55	1%	0	0%	0	0%	0	0%	0	0%		0	0%
Machinery & Equipment	77	1%	86	1%	77	1%	77	1%	0	0%	5%	81	1%
Furniture & Fixtures	67	1%	67	1%	59	1%	50	1%	42	5%	15%	61	1%
Coach Fleet & Vehicles	8,489	103%	8,790	102%	8,745	104%	9,576	103%	71	8%	(4)%	8,906	103%

Gross Equipment	8,688	105%	8,942	104%	8,880	106%	9,704	105%	112	13%	(4)%	9,048	105%
Less: Accumulated Depreciation	(2,446)	(30)%	(2,303)	(27)%	(1,847)	(22)%	(1,541)	(17)%	(23)	(3)%	22%	(2,024)	(23)%

Net Equipment	6,242	75%	6,640	77%	7,033	84%	8,163	88%	90	10%	(10)%	7,025	81%
Other Assets
Debt Issuance Costs	8	0%	14	0%	48	1%	81	1%	0	0%	(59)%	36	0%

Total Other Assets	8	0%	14	0%	48	1%	81	1%	0	0%	(59)%	36	0%
Total Assets	8,282	100%	8,596	100%	8,369	100%	9,267	100%	857	100%	(4)%	8,632	100%
Liabilities & Stockholders' Equity:
Current Liabilities
Current Maturities of L-T Debt	3,375	41%	3,631	42%	366	4%	696	8%	8	1%	128%	2,054	24%
Accounts Payable—Trade	193	2%	214	2%	93	1%	72	1%	147	17%	72%	150	2%
Accounts Payable—Related Parties	3,375	41%	2,427	28%	1,300	16%	1,009	11%	388	45%	55%	1,815	21%
Accrued Expenses	14	0%	19	0%	35	0%	48	1%	12	1%	(37)%	29	0%
Customer Deposits	60	1%	87	1%	286	3%	234	3%	320	37%	(39)%	178	2%

Total Current Liabilities	7,017	85%	6,378	74%	2,080	25%	2,060	22%	874	102%	76%	4,226	49%
L-T Debt—Net of Current Portion	1,674	20%	1,776	21%	5,583	67%	7,646	83%	23	3%	(52)%	4,023	47%
L-T Debt—Related Parties	3,195	39%	2,876	33%	2,579	31%	1,588	17%	0	0%	35%	2,563	30%
Deferred Income Taxes	2,355	28%	2,355	27%	1,782	21%	1,530	17%	0	0%	24%	2,027	23%

Total Liabilities	14,241	172%	13,385	156%	12,024	144%	12,825	138%	897	105%	2%	12,838	149%
Stockholders' Equity
Common Stock	88	1%	88	1%	88	1%	88	1%	88	10%	0%	88	1%
Accumulated Deficit	(6,047)	(73)%	(4,878)	(57)%	(3,743)	(45)%	(3,646)	(39)%	(128)	(15)%	16%	(4,294)	(50)%

Total Stockholders' Equity	(5,959)	(72)%	(4,790)	(56)%	(3,655)	(44)%	(3,558)	(38)%	(40)	(5)%	16%	(4,206)	(49)%
Liabilities & Stockholders' Equity	8,282	100%	8,596	100%	8,369	100%	9,267	100%	857	100%	(4)%	8,632	100%
Net Working Capital	(4,986)	(60)%	(4,436)	(52)%	(792)	(9)%	(1,038)	(11)%	(107)	(12)%	107%	(2,655)	(31)%

NWC % of sales		(190)%		(83)%		(11)%		(17)%		(2)%		Simple Avg.	(28)%

Combined Pyramid Coach, Inc. & Obsidian Leasing Co., Inc.

COMPARATIVE INCOME STATEMENT

Unadjusted Per McGladrey & Pullen Audit Report Except for Interim 2005

			Fiscal Year Ended October 31st
(In $000s)	6 Mos. Ended April 30th 2005								10 Mos. Ended October. 31 2001		CAGR 2002-2004	W. Avg. Balance 2002-2004
			2004		2003		2002
	From Internal Financials								Pyramid Coach Only
Lease Revenue (Less Obs. Lease. Rev)	$1,312	100%	$5,342	100%	$7,047	100%	$6,197	100%	$3,931	100%	(7.2)%	$6,053	100%
Cost Of Revenue (Less O.L. Costs)	1,331	102%	4,317	81%	5,096	72%	3,896	63%	3,469	88%	5%	4,506	74%

Gross Profit	(20)	(1.5)%	1,026	19.2%	1,951	27.7%	2,301	37.1%	461	11.7%	(33)%	1,547	26%
Selling, General, & Administrative	768	59%	1,527	29%	1,212	17%	1,212	20%	448	11%	12%	1,369	23%

Operating Income (Loss)	(788)	(60.1)%	(501)	(9.4)%	739	10.5%	1,089	17.6%	14	0.3%		177	3%
Other Income (Expense)
Interest Expense	(370)	(28)%	(785)	(15)%	(794)	(11)%	(1,102)	(18)%	0	0%	(16)%	(841)	(14)%
Loss on Debt Refinancing	0	0%	0	0%	0	0%	(182)	(3)%	0	0%
Other Income (Expense)	(11)	(1)%	(1)	(0)%	(31)	(0)%	(11)	(0)%	0	0%		(12)	(0)%

Total Other Income (Expense)	(381)	(29.0)%	(786)	(14.7)%	(825)	(11.7)%	(1,295)	(20.9)%	0	0.0%	(22)%	(884)	(15)%
Income (Loss) Before Taxes	(1,169)	(89.1)%	(1,286)	(24.1)%	(86)	(1.2)%	(206)	(3.3)%	14	0.3%	150%	(706)	(12)%
Income Tax Benefit (Expense)	0	0%	152	3%	(155)	(2)%	59	1%	0	0%	60%	34	1%

Effective Tax Rate	0%		(12)%		181%		(29)%		0%			49%
Net Income (Loss)	$(1,169)	(89.1)%	$(1,134)	(21.2)%	$(241)	(3.4)%	$(147)	(2.4)%	$14	0.3%	178%	$(672)	(11)%

Note: Depreciation & Amort (Estimated)	224	17%	456	9%	306	4%	n/a		n/a
EBITDA	(574)	(44)%	(45)	(1)%	1,014	14%	n/a		n/a
CAPEX (Estimated)	(254)		62		(824)
EBITDA Net of CAPEX	(320)	(24)%	(107)	(2)%	1,838	26%	n/a		n/a

United Expressline, Inc.

Discounted Cash Flow Analysis

		Historical	Fiscal Year Ended October 31						CAGR
($000)
		10/31/04	Year 1	Year 2	Year 3	Year 4	Year 5	Terminal	Yrs 1-5
Net Sales		$38,328	$40,628	$43,065	$44,788	$46,356	$47,978	$49,417	4%
Cost of Sales		34,577	35,184	36,606	38,070	39,402	40,781	42,004	4%

Gross Profit		$3,751	$5,444	$6,459	$6,718	$6,954	$7,197	$7,413	7%
Gross Margin		9.8%	13.4%	15.0%	15.0%	15.0%	15.0%	15.0%
Selling, General & Admin. Expenses		2,715	2,844	2,928	3,046	3,152	3,263	3,361	3%
Amortization Expense		289	259	215	82	82	82	0	(25)%
Depreciation		183	175	113	113	113	113	52	(10)%

Total Operating Expenses		3,187	3,278	3,256	3,241	3,347	3,458	3,412	1%
Operating Expenses/Revenue		8.3%	8.1%	7.6%	7.2%	7.2%	7.2%	6.9%
Income from Operations		564	2,166	3,203	3,477	3,607	3,739	4,001	15%
Operating Margin		1.5%	5.3%	7.4%	7.8%	7.8%	7.8%	8.1%	10%
Interest Expenses		0	0	0	0	0	0	0
Non-operating Income/(Expense)		0	0	0	0	0	0	0

Income Before Tax		564	2,166	3,203	3,477	3,607	3,739	4,001	15%
Taxes		226	0	0	0	0	0	0
Effective Tax Rate		40.0%	40.0%	40.0%	40.0%	40.0%	40.0%	40.0%
Net Income		338	2,166	3,203	3,477	3,607	3,739	4,001	15%
		0.9%	5.3%	7.4%	7.8%	7.8%	7.8%	8.1%
EBITDA		1,036	2,600	3,531	3,672	3,802	3,934	4,052	11%
EBITDA Margin		2.7%	6.4%	8.2%	8.2%	8.2%	8.2%	8.2%
Depreciation and Amortization		472	434	328	195	195	195	52	(18)%
Change in NWC		135	52	(627)	(176)	(173)	(31)	(155)

Work. Cap.	Days
A/R	24	2,486	1,857	1,968	2,047	2,118	2,193	2,259
Inv.	48	4,506	4,526	4,708	4,872	5,043	4,933	5,081
A/P	28	2,794	2,237	1,903	1,970	2,039	1,973	2,032

Working Capital		4,198	4,146	4,773	4,949	5,122	5,153	5,308

Cash Impact from Working Cap.			52	(627)	(176)	(173)	(31)	(155)

Operating Cash Flow		946	2,652	2,904	3,496	3,629	3,903	3,897
Capital Expenditures		(100)	(100)	(50)	(50)	(50)	(50)	(52)
Free Cash Flows		$846	$2,552	$2,854	$3,446	$3,579	$3,853	$3,846	11%

United Expressline, Inc.

CAPEX & Depreciation Model

					Actual	Projected Depreciation
	Gen. CAPEX	Year Life	Book Value	Remaining Life								Depr. Amounts
					2004	2005	2006	2007	2008	2009	TY
Year Life—Avg.	5
Salvage %	0
Net PP&E as of 10/31/04
Land	259		259
Construction in Progress 1800-00	27		27
Building 1620-00	798	40	724	36.3		20	20	20	20	20	20	120
Building 1620-01	398	40	362	36.4		10	10	10	10	10	10	60
Improvements 1760-05	8	2	0	0.0		0	0	0	0	0		0
Furnitures & Fixtures 1730-00	96	5	51	2.7		19	19	13	0	0		51
Furnitures & Fixtures 1730-01	16	5	5	1.7		3	2	0	0	0		5
Furnitures & Fixtures 1730-05	11	5	5	2.4		2	2	1	0	0		5
Machinery & Equipment 1680-00	265	7	122	3.2		38	38	38	8	0		122
Machinery & Equipment 1680-01	193	7	94	3.4		28	28	28	12	0		94
Machinery & Equipment 1680-05	115	7	80	4.9		16	16	16	16	15		80
Vehicles 1740-00	200	5	74	1.8		40	34	0	0	0		74
Vehicles 1740-01	29	5	18	3.2		6	6	6	1	0		18

Net PP&E	2,414		1,823

CAPEX
2005	100					20	20	20	20	20
2006	50						10	10	10	10	10
2007	50							10	10	10	10
2008	50								10	10	10
2009	50									10	10
Terminal Year	52										10

Total Depreciation					$183	202	205	171	117	105	80

Projected Depreciation in DCF						202	205	171	117	105	80

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Building 1620-00	0	0	0	0	0	20	20	20	20	20	20	20	20	20
Building 1620-01	0	0	0	0	0	10	10	10	10	10	10	10	10	10

Sum	0	0	0	0	0	30	30	30	30	30	30	30	30	30
Tax Shield	0	0	0	0	0	12	12	12	12	12	12	12	12	12
40%
Present Value of Depr. Tax Shield	$27

United Expressline, Inc.

ADJUSTED NET ASSET VALUE

Based on Asset Appraisals

	As of April 30, 2005			As of April 30, 2005
(In $000s)			FMV Adjustments
	Unadjusted			Adjusted
Assets:
Current Assets
Cash	$203	1%		203	2%
Accounts Receivable (Net)	2,322	14%	(237)	2,085	20%
Accounts Receivable—Related Parties	31	0%		31	0%
Accounts Receivable—Other	232	1%		232	2%
Inventories	5,080	30%		5,080	48%
Deferred Income Tax Assets	199	1%	(199)	0	0%
Prepaid Expenses and Other	273	2%	(273)	0	0%

Total Current Assets	8,340	50%	(709)	7,631	73%
Property, Plant, & Equipment
Land, Buildings and Improvements	1,512	9%	(122)	1,390	13%
Machinery and Equipment	573	3%		573	5%
Office Equipment, Furniture and Fixtures	123	1%		123	1%
Vehicles	229	1%		229	2%

Gross Property, Plant & Equipment	2,437	15%		2,315	22%
Accumulated Depreciation(1)	(607)	(4)%	377	(230)	(2)%

Net Property, Plant & Equipment	1,829	11%	255	2,084	20%
Other Assets
Deposits	82	0%	(82)	0	0%
Goodwill	5,784	34%	(5,784)	0	0%
Other Intangible Assets	759	5%	0	759	7%
Deferred Loan Acquisition Costs	0	0%		0	0%
Deferred Compensation Funds	0	0%		0	0%
Deferred Income Tax Assets	0	0%		0	0%

Total Other Assets	6,625	39%	(5,866)	759	7%
					0%

TOTAL ASSETS	$16,794	100%	(6,320)	$10,474	100%
LIABILITIES & EQUITY:
Current Liabilities
Accounts Payable	3,513	21%		3,513	34%
Accounts Payable—Related Parties	796	5%	(256)	540	5%
Line of Credit	1,950	12%		1,950	19%
Current Portion of Capital Lease Obligation	13	0%		13	0%
Current Portion of Cap. Lease Oblig.—Rel. Party	0	0%		0	0%
Current Portion of Long-Term Debt	138	1%		138	1%
Accrued Payroll and Related Taxes	377	2%		377	4%
Other Accrued Expenses	191	1%		191	2%

Total Current Liabilities	6,978	42%	256	6,722	64%

Long-Term Liabilities
Long-Term Debt	5,188	31%		5,188	50%
Long-Term Debt—Related Party	0	0%		0	0%
Amount due to Parent	3,738	22%	(1,505)	2,234	21%
Capital Lease Obligation	0	0%		0	0%
Capital Lease Obligation—Related Party	30	0%		30	0%
Deferred Compensation	0	0%		0	0%
Deferred Income Tax Liabilities	321	2%	(321)	0	0%

Total Long-Term Liabilities	9,278	55%	(1,825)	7,452	71%
Total Liabilities	16,256	97%	(2,081)	14,175	135%
Stockholders' Equity
Common Stock	1,500	9%		1,500	14%
Retained Earnings	(961)	(6)%	(4,239)	(5,200)	(50)%

Total Equity	539	3%	(4,239)	(3,700)	(35)%
TOTAL LIABILITIES & EQUITY	16,794	100%	(6,320)	10,474	100%

Notes:

(1)
A 62% reduction was taken to Accumulated Depreciation to remove the depreciation associated with the Land, Buildings and Improvements (these assets account for approximately 62% of total fixed assets).

Total Interest Bearing Debt	9,553

United Expressline, Inc.

COMPARATIVE BALANCE SHEET

Based on Audited Statements—Unadjusted

												W. Avg. Balances
			As Of October 31st								CAGR
(In $000s)	As of April 30 2005
			2004		2003		2002		2001(1)		2002-2004	2002-2004
	Reviewed
ASSETS
Current Assets
Cash	$203	1%	$571	3%	$1,002	6%	$588	4%	$411	3%	(1)%	$717	4%
Accounts Receivable (Net)	2,322	14%	2,486	15%	1,471	9%	1,475	9%	1,442	9%	30%	1,979	12%
Accounts Receivable—Related Parties	31	0%	293	2%	111	1%	27	0%	532	3%	229%	188	1%
Accounts Receivable—Other	232	1%	0	0%	0	0%	0	0%	10	0%		0	0%
Inventories	5,080	30%	4,506	27%	4,581	28%	5,047	30%	3,768	23%	(6)%	4,621	27%
Deferred Income Tax Assets	199	1%	199	1%	150	1%	141	1%	93	1%	19%	173	1%
Prepaid Expenses and Other	273	2%	369	2%	237	1%	148	1%	186	1%	58%	288	2%

Total Current Assets	8,340	50%	8,424	50%	7,551	45%	7,426	44%	6,442	39%	7%	7,967	47%
Property, Plant, & Equipment
Land	259	2%	259	2%	259	2%	259	2%	259	2%	0%	259	2%
Buildings and Improvements	1,253	7%	1,203	7%	1,203	7%	1,183	7%	1,136	7%	1%	1,200	7%
Machinery and Equipment	573	3%	573	3%	556	3%	500	3%	402	2%	7%	555	3%
Office Equipment, Furniture and Fixtures	123	1%	123	1%	111	1%	74	0%	18	0%	28%	111	1%
Vehicles	229	1%	215	1%	221	1%	193	1%	193	1%	6%	213	1%

Gross Property, Plant & Equipment	2,437	15%	2,373	14%	2,350	14%	2,209	13%	2,008	12%	4%	2,338	14%
Accumulated Depreciation	(607)	(4)%	(515)	(3)%	(340)	(2)%	(173)	(1)%	(32)	(0)%	72%	(400)	(2)%

Net Property, Plant & Equipment	1,829	11%	1,858	11%	2,010	12%	2,036	12%	1,976	12%	(4)%	1,938	12%
Other Assets
Deposits	82	0%	8	0%	9	0%	9	0%	5	0%	(8)%	8	0%
Goodwill	5,784	34%	5,784	34%	5,784	35%	5,784	35%	5,829	36%	(0)%	5,784	34%
Other Intangible Assets	759	5%	865	5%	1,124	7%	1,383	8%	1,643	10%	(21)%	1,038	6%
Deferred Loan Acquisition Costs	0	0%	39	0%	68	0%	118	1%	147	1%	(43)%	62	0%
Deferred Compensation Funds	0	0%	0	0%	0	0%	0	0%	356	2%		0	0%
Deferred Income Tax Assets	0	0%	0	0%	62	0%	0	0%	17	0%		21	0%

Total Other Assets	6,625	39%	6,696	39%	7,047	42%	7,295	44%	7,998	49%	(4)%	6,913	41%
TOTAL ASSETS	$16,794	100%	$16,978	100%	$16,609	100%	$16,757	100%	$16,415	100%	1%	$16,818	100%
LIABILITIES & EQUITY:
Current Liabilities
Accounts Payable	3,513	21%	2,794	16%	1,718	10%	2,172	13%	1,748	11%	13%	2,332	14%
Accounts Payable—Related Parties	796	5%	435	3%	563	3%	634	4%	380	2%	(17)%	511	3%
Line of Credit	1,950	12%	4,000	24%	250	2%	0	0%	3,112	19%		2,083	12%
Current Portion of Capital Lease Obligation	13	0%	22	0%	32	0%	29	0%	27	0%	(12)%	27	0%
Current Portion of Cap. Lease Oblig.—Rel. Party	0	0%	7	0%	6	0%	0	0%	0	0%		5	0%
Current Portion of Long-Term Debt	138	1%	3,698	22%	502	3%	647	4%	1,008	6%	139%	2,124	13%
Accrued Payroll and Related Taxes	377	2%	414	2%	435	3%	377	2%	262	2%	5%	415	2%
Other Accrued Expenses	191	1%	341	2%	210	1%	466	3%	361	2%	(15)%	318	2%

Total Current Liabilities	6,978	42%	11,710	69%	3,716	22%	4,325	26%	6,898	42%	65%	7,815	46%
Long-Term Liabilities
Long-Term Debt	5,188	31%	1,511	9%	8,913	54%	8,763	52%	6,010	37%	(58)%	5,187	31%
Long-Term Debt—Related Party	0	0%	1,100	6%	900	5%	0	0%	0	0%		850	5%
Amount due to Parent	3,738	22%	1,505	9%	1,505	9%	1,505	9%	1,505	9%	0%	1,505	9%
Capital Lease Obligation	0	0%	0	0%	22	0%	54	0%	83	1%	(100)%	16	0%
Capital Lease Obligation—Related Party	30	0%	34	0%	41	0%	0	0%	0	0%		31	0%
Deferred Compensation	0	0%	0	0%	0	0%	0	0%	356	2%		0	0%
Deferred Income Tax Liabilities	321	2%	321	2%	0	0%	110	1%	0	0%		179	1%

Total Long-Term Liabilities	9,278	55%	4,471	26%	11,381	69%	10,432	62%	7,954	48%	(35)%	7,767	46%
Total Liabilities	16,256	97%	16,181	95%	15,097	91%	14,757	88%	14,852	90%	5%	15,582	93%
Stockholders' Equity
Common Stock	1,500	9%	1,500	9%	1,500	9%	1,500	9%	1,500	9%	0%	1,500	9%
Retained Earnings	(961)	(6)%	(703)	(4)%	12	0%	500	3%	63	0%		(264)	(2)%

Total Equity	539	3%	797	5%	1,512	9%	2,000	12%	1,563	10%	(37)%	1,236	7%
TOTAL LIABILITIES & EQUITY	16,794	100%	16,978	100%	16,609	100%	16,757	100%	16,415	100%	1%	16,818	100%
Net Working Capital	1,362	8%	(3,286)	(19)%	3,835	23%	3,101	19%	(457)	(3)%		152	1%

NWC as a % of Sales		4%		(8)%		10%		8%		(1)%		Avg.	3%

(1)
United Expressline, Inc. was acquired by Obsidian Enterprises, Inc. on July 31, 2001.

        United Expressline, Inc. is now a wholly-owned subsidiary of Obsidian Enterprises, Inc.

United Expressline, Inc.

COMPARATIVE INCOME STATEMENT

Based on Audited Statements—Unadjusted

	6 Months Ended April 30th		12 Months Ended October 31st						3 Months Ended October 31st			W. Avg. Balances
											CAGR
(In $000's)
	2005		2004		2003		2002		2001		2002-2004	2002-2004
	Reviewed
Net Sales	$17,386	100%	$38,668	100%	$37,962	100%	$37,093	100%	$9,225	100%	2%	$38,170	100%
Cost of Sales	15,587	90%	34,855	90%	34,190	90%	31,726	86%	7,909	86%	5%	34,112	89%

Gross Profit	1,799	10%	3,813	10%	3,772	10%	5,367	14%	1,316	14%	(16)%	4,058	11%
Selling, General & Administrative Expenses	1,498	9%	3,381	9%	3,145	8%	3,358	9%	822	9%	0%	3,298	9%

Operating Income	301	2%	432	1%	628	2%	2,009	5%	494	5%	(54)%	760	2%
Other Income (Expense)
Interest Expense	(710)	(4)%	(1,342)	(3)%	(1,244)	(3)%	(1,186)	(3)%	(299)	(3)%	6%	(1,283)	(3)%
Other	0	0%	6	0%	4	0%	19	0%	0	0%	(46)%	7	0%

Total Other Income (Expense)	(710)	(4)%	(1,336)	(3)%	(1,240)	(3)%	(1,167)	(3)%	(299)	(3)%	7%	(1,276)	(3)%
Income Before Taxes	(409)	(2)%	(904)	(2)%	(612)	(2)%	842	2%	194	2%		(516)	(1)%
Income Taxes (Credits)	(151)	(1)%	(189)	(0)%	(124)	(0)%	404	1%	98	1%		(68)	(0)%

Tax Rate							48%		51%

Net Income	$(258)	(1)%	$(715)	(2)%	$(488)	(1)%	$437	1%	$96	1%		$(447)	(1)%

CAPEX	n/a		34		56		206		4		(59)%	70	0%
Depreciation	92		183		167		141		32		14%	170	0%
Amortization	144		290		309		289		170		0%	296

Notes: EBITDA	$538	3%	$904	2%	$1,103	3%	$2,439	7%	$696	8%	(39)%	1,226	3%

(EBITDA Calculated: Income from Operations + Depreciation + Amortization)

U.S. Rubber Reclaiming, Inc.

Discounted Cash Flow Analysis

			Years Ending October 31st
(In $000s)		Actual 2004							CAGR Yrs. 1-5
			Year 1	Year 2	Year 3	Year 4	Year 5	Terminal
Sales		$10,712	$11,655	$12,005	$12,365	$12,736	$13,118	$13,511	3.0%
Cost of Sales		10,472	10,573	10,890	11,217	11,553	11,900	12,257	3.0%

Gross Profit		$240	$1,082	$1,115	$1,148	$1,183	$1,218	$1,255	3.0%
Gross Margin		2.2%	9.3%	9.3%	9.3%	9.3%	9.3%	9.3%
Selling, General, & Admin.		859	804	828	853	879	905	932	3.0%

Operating Income		(619)	278	287	295	304	313	323	3.0%
Operating Margin		(5.8)%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
Other Income (Expense)
Interest Expense		0	0	0	0	0	0	0
Interest Income & Other		0	0	0	0	0	0	0

Total Other Income (Expense)		0	0	0	0	0	0	0
Income Before Taxes		(619)	278	287	295	304	313	323	3.0%
Pre-Tax Margin		(5.8)%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
Note: EBITDA		830	1,861	1,891	1,973	1,385	1,281	941	(8.9)%
Corporate Taxes		(248)	0	0	0	0	0	0

Effective Tax Rate		40%	0%	0%	0%	0%	0%	0%
Net Income		(372)	278	287	295	304	313	323	3.0%
Net Margin		(3.5)%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
Depreciation		1,362	1,512	1,604	1,678	1,081	967	618	(10.6)%
Amortization		88	70	0	0	0	0	0
Cash Source / (Use) from NWC		(1,085)	1,172	(85)	(88)	(90)	(93)	(96)
Net Working Capital	Days
Accounts Receivable	50	1,317	1,597	1,644	1,694	1,745	1,797	1,851	3.0%
Inventory	75	3,260	2,172	2,238	2,305	2,374	2,445	2,518	3.0%
Accounts Payable	32	563	927	955	983	1,013	1,043	1,075	3.0%

Net Working Capital		4,014	2,842	2,927	3,015	3,106	3,199	3,295	3.0%
Cash Source / (Use) from NWC		(1,085)	1,172	(85)	(88)	(90)	(93)	(96)
Operating Cash Flow		(7)	3,033	1,806	1,885	1,295	1,187	845	(20.9)%
Capital Expenditures		(697)	(600)	(600)	(600)	(600)	(600)	(618)	0.0%

Free Cash Flows		$(703)	$2,433	$1,206	$1,285	$695	$587	$227	(29.9)%

U.S. Rubber Reclaiming, Inc.

CAPEX & Depreciation Model

		PROJECTED DEPRECIATION
	Gen. CAPEX							DEPR. AMOUNTS
		Year 1	Year 2	Year 3	Year 4	Year 5	TY
Year Life—Avg.	5
Salvage %	0
Net PP&E as of 10/31/04
Land	129
Buildings & Improvements	613							0
Office Furniture & Equipment	22							0
Machinery & Equipment	5,249							0
Net PP&E	6,013	1,392	1,364	1,318	601	367
CAPEX
Year 1	600	120	120	120	120	120
Year 2	600		120	120	120	120	120
Year 3	600			120	120	120	120
Year 4	600				120	120	120
Year 5	600					120	120
Terminal Year	618						124
Total Depreciation		1,512	1,604	1,678	1,081	967	604
Projected Depreciation Used in DCF		1,512	1,604	1,678	1,081	967	618

U.S. Rubber Reclaiming, Inc.

ADJUSTED NET ASSET VALUE

Based on Arwood Auction Appraisal and October 2004 Depreciation Schedule

	As of April 30, 2005			As of April 30, 2005
(In $000s)			FMV Adjustments
	Unadjusted			Adjusted
Assets:
Current Assets
Cash	$(134)	(1)%		$(134)	(1)%
Accounts Receivable	1,497	13%	(180)	1,317	9%
Accounts Receivable—Related Party	192	2%		192	1%
Inventories	3,260	28%		3,260	23%
Deferred Income Taxes—Parent	481	4%	(481)	0	0%
Prepaid Expenses & Other	74	1%	(74)	0	0%

Total Current Assets	5,371	45%	(735)	4,635	33%
Property, Plant, & Equipment
Land	129	1%
Buildings & Improvements	1,030	9%
Office Furniture & Equipment	31	0%
Machinery & Equipment	9,565	81%

Gross Property, Plant & Equip.	10,755	91%
Less: Accumulated Depreciation	(4,696)	(40)%

Net Property & Equipment	6,059	51%	3,543	9,603	67%
Other Assets
Idle Equipment	353	3%	(353)	0	0%
Deferred Financing Costs—Net	70	1%	(70)	0	0%

Total Other Assets	424	4%	(424)	0	0%
Total Assets	11,854	100%	2,384	14,238	100%
Liabilities & Stockholders' Equity:
Current Liabilities
Current Maturities of L-T Debt(1)	2,552	22%		2,552	18%
Accounts Payable—Trade	563	5%		563	4%
Accounts Payable—Related Parties	238	2%		238	2%
Accrued Expenses	676	6%		676	5%

Total Current Liabilities	4,030	34%	0	4,030	28%
L-T Debt—Net of Current Portion(1)	2,619	22%		2,619	18%
L-T Debt—Related Parties(1)	3,635	31%		3,635	26%
Deferred Income Taxes—Parent	1,557	13%	(1,557)	0	0%

Total Liabilities	11,841	100%	(1,557)	10,284	72%
Stockholders' Equity
Common Stock	1	0%
Additional Paid-In Capital	2,146	18%
Accumulated Deficit	(2,134)	(18)%

Total Stockholders' Equity	13	6%	3,941	3,954	28%
Liabilities & Stockholders' Equity	11,854	100%	2,384	14,238	100%
Total Interest Bearing Debt				8,806

U.S. Rubber Reclaiming, Inc.

COMPARATIVE BALANCE SHEET

Unadjusted Per McGladrey & Pullen Audit Report

	As of April 30th		As of October 31st								CAGR	W. Avg. Balance
(In $000s)
	2005		2004		2003		2002		2001		2001-2004	2001-2004
Assets:
Current Assets
Cash	$(134)	(1)%	$9	0%	$14	0.1%	$41	0.4%	$50	0.5%	(44)%	$21	0%
Accounts Receivable	1,497	13%	1,492	14%	1,489	14%	1,295	11%	1,083	10%	11%	1,411	13%
Accounts Receivable — Related Party	192	2%	192	2%	0	0%	0	0%	76	1%	36%	85	1%
Inventories	3,260	28%	2,211	21%	2,012	18%	1,728	15%	1,239	12%	21%	1,957	18%
Deferred Income Taxes — Parent	481	4%	113	1%	146	1%	209	2%	338	3%	(31)%	165	2%
Prepaid Expenses & Other	74	1%	81	1%	119	1%	139	1%	234	2%	(30)%	119	1%

Total Current Assets	5,371	45%	4,098	39%	3,780	34%	3,412	30%	3,019	29%	11%	3,758	35%
Property, Plant, & Equipment
Land	129	1%	129	1%	129	1%	129	1%	129	1%	0%	129	1%
Buildings & Improvements	1,030	9%	1,030	10%	1,030	9%	1,030	9%	1,030	10%	0%	1,030	9%
Office Furniture & Equipment	31	0%	37	0%	38	0%	53	0%	53	1%	(11)%	42	0%
Machinery & Equipment	9,565	81%	8,815	83%	8,940	81%	8,363	73%	6,813	65%	9%	8,562	79%

Gross Property, Plant & Equip.	10,755	91%	10,012	95%	10,137	92%	9,575	84%	8,025	76%	8%	9,763	90%
Less: Accumulated Depreciation	(4,696)	(40)%	(3,999)	(38)%	(3,064)	(28)%	(1,820)	(16)%	(783)	(7)%	72%	(2,961)	(27)%

Net Property & Equipment	6,059	51%	6,013	57%	7,073	64%	7,755	68%	7,242	69%	(6)%	6,802	63%
Other Assets
Idle Equipment	353	3%	353	3%	0	0%	0	0%	0	0%		141	1%
Deferred Financing Costs—Net	70	1%	98	1%	176	2%	224	2%	282	3%	(30)%	165	2%

Total Other Assets	424	4%	451	4%	176	2%	224	2%	282	3%	17%	306	3%
Total Assets	11,854	100%	10,562	100%	11,028	100%	11,391	100%	10,543	100%	0%	10,866	100%
Liabilities & Stockholders' Equity:
Current Liabilities
Current Maturities of L-T Debt (1)	2,552	22%	5,321	50%	603	5%	619	5%	511	5%	118%	2,484	23%
Accounts Payable — Trade	563	5%	818	8%	571	5%	846	7%	785	7%	1%	746	7%
Accounts Payable — Related Parties	238	2%	359	3%	415	4%	278	2%	0	0%		324	3%
Accrued Expenses	676	6%	176	2%	398	4%	309	3%	321	3%	(18)%	284	3%

Total Current Liabilities	4,030	34%	6,675	63%	1,988	18%	2,052	18%	1,616	15%	60%	3,838	35%
L-T Debt — Net of Current Portion (1)	2,619	22%	6	0%	4,982	45%	4,985	44%	6,651	63%	(91)%	3,159	29%
L-T Debt — Related Parties (1)	3,635	31%	1,999	19%	1,650	15%	1,400	12%	0	0%		1,575	14%
Deferred Income Taxes—Parent	1,557	13%	1,295	12%	1,373	12%	1,713	15%	1,690	16%	(8)%	1,442	13%

Total Liabilities	11,841	100%	9,975	94%	9,993	91%	10,150	89%	9,957	94%	0%	10,014	92%
Stockholders' Equity
Common Stock	1	0%	880	8%	880	8%	880	8%	880	8%	0%	880	8%
Additional Paid-In Capital	2,146	18%	1,267	12%	1,017	9%	1,017	9%	0	0%		1,015	9%
Accumulated Deficit	(2,134)	(18)%	(1,560)	(15)%	(861)	(8)%	(655)	(6)%	(295)	(3)%	74%	(1,043)	(10)%

Total Stockholders' Equity	13	0%	587	6%	1,036	9%	1,241	11%	585	6%	0%	852	8%
Liabilities & Stockholders' Equity	11,854	100%	10,562	100%	11,028	100%	11,391	100%	10,543	100%	0%	10,866	100%
Net Working Capital	1,341	11%	(2,577)	(24)%	1,792	16%	1,360	12%	1,403	13%	(222)%	(81)	(1)%

NWC % of sales		13%		(24)%		16%		13%		12%	Simple Avg.		4%

U.S. Rubber Reclaiming, Inc.

COMPARATIVE INCOME STATEMENT

Unadjusted Per McGladrey & Pullen Audit Report

			Fiscal Year Ended October 31st
(In $000s)	6 Mos. Ended April 30th 2005								10 Mos. Ended October. 31 2001		CAGR 2002-2004	W. Avg. Balance 2002-2004
			2004		2003		2002
Sales	$5,041	100%	$10,712	100%	$11,005	100%	$10,124	100%	$9,876	100%	2.9%	$10,711	100%
Cost of Sales	5,232	104%	10,472	98%	9,972	91%	9,405	93%	8,884	90%	6%	10,128	95%

Gross Profit	(191)	(3.8)%	240	2.2%	1,033	9.4%	719	7.1%	992	10.0%	(42)%	584	5%
Selling, General, & Administrative	412	8%	859	8%	916	8%	944	9%	784	8%	(5)%	892	8%

Operating Income (Loss)	(609)	(12.0)%	(619)	(5.8)%	117	1.1%	(226)	(2.2)%	207	2.1%	66%	(308)	(3)%
Other Income (Expense)
Interest Expense	(331)	(7)%	(494)	(5)%	(555)	(5)%	(614)	(6)%	(658)	(7)%	(10)%	(535)	(5)%
Interest Income & Other(1)	0	0%	0	0%	2	0%	328	3%	21	0%		55	1%

Total Other Income (Expense)	(331)	(6.6)%	(494)	(4.6)%	(553)	(5.0)%	(287)	(2.8)%	(637)	(6.4)%	31%	(479)	(4)%
Income (Loss) Before Taxes	(934)	(18.5)%	(1,114)	(10.4)%	(436)	(4.0)%	(512)	(5.1)%	(429)	(4.3)%	47%	(788)	(7)%
Income Tax Benefit (Expense)	361	7%	415	4%	231	2%	152	1%	135	1%	65%	309	3%

Effective Tax Rate	(39)%		(37)%		(53)%		(30)%		(31)%			(41)%

Net Income (Loss)	$(573)	(11.4)%	$(699)	(6.5)%	$(206)	(1.9)%	$(361)	(3.6)%	$(295)	(3.0)%	39%	$(478)	(4)%

Note: Depreciation & Amortization	724	14%	1,450	14%	1,333	12%	1,083	11%	905	9%	16%	1,350
EBITDA	121	2%	830	8%	1,452	13%	1,185	12%	1,134	11%	(16)%	1,097	10%
CAPEX	606	12%	697	7%	583	5%	333	3%	1,172	12%	45%	598	6%

EBITDA Net of CAPEX	(485)	(10)%	134	1%	869	8%	853	8%	(39)	(0)%	(60)%	499	5%
Payments to Acquire U.S. Rubber									(5,528)
Proceeds from Equipment Sale									1,050

Notes:

(1)
Insurance recovery of $325,000 is classified in other income in 2002.

Obsidian Enterprises, Inc.—OBDE

Trading Volume Analysis

Source: Yahoo! Finance

Date	Open	High	Low	Close	Adj. Close*	Avg. HI /LO	Volume	Traded Days
9/9/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
9/8/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
9/7/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
9/6/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
9/2/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
9/1/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/31/05	1.75	1.75	1.75	1.75	$1.75	$1.75	1,500	1,500
8/30/05	1.75	1.75	1.75	1.75	$1.75	$1.75	6,000	6,000
8/29/05	1.75	1.75	1.75	1.75	$1.75	$1.75	100	100
8/26/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/25/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/24/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/23/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/22/05	1.75	1.75	1.75	1.75	$1.75	$1.75	300	300
8/19/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/18/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/17/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/16/05	1.75	1.75	1.75	1.75	$1.75	$1.75	600	600
8/15/05	1.75	1.75	1.75	1.75	$1.75	$1.75	300	300
8/12/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/11/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/10/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/9/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/8/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/5/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
8/4/05	1.75	1.75	1.75	1.75	$1.75	$1.75	1,700	1,700
8/3/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
8/2/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
8/1/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
7/29/05	1.51	1.51	1.50	1.50	$1.50	$1.51	1,500	1,500
7/28/05	1.75	1.75	1.75	1.75	$1.75	$1.75	300	300
7/27/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
7/26/05	1.75	1.75	1.75	1.75	$1.75	$1.75	300	300
7/25/05	1.50	1.50	1.50	1.50	$1.50	$1.50	1,000	1,000
7/22/05	1.50	1.50	1.50	1.50	$1.50	$1.50	1,000	1,000
7/21/05	1.30	1.30	1.30	1.30	$1.30	$1.30	0
7/20/05	1.30	1.30	1.30	1.30	$1.30	$1.30	0
7/19/05	1.30	1.30	1.30	1.30	$1.30	$1.30	0
7/18/05	1.80	1.80	1.30	1.30	$1.30	$1.55	1,400	1,400
7/15/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
7/14/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
7/13/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
7/12/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
7/11/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0
7/8/05	1.75	1.75	1.75	1.75	$1.75	$1.75	0

7/7/05	1.75	1.75	1.75	1.75	$1.75	$1.75	600	600
7/6/05	1.45	1.45	1.45	1.45	$1.45	$1.45	0
7/5/05	1.45	1.45	1.45	1.45	$1.45	$1.45	2,900	2,900
7/1/05	1.45	1.45	1.45	1.45	$1.45	$1.45	0
6/30/05	1.45	1.45	1.45	1.45	$1.45	$1.45	600	600
6/29/05	1.45	1.45	1.45	1.45	$1.45	$1.45	700	700
6/28/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/27/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/24/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/23/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/22/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/21/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/20/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/17/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
6/16/05	1.35	1.55	1.35	1.50	$1.50	$1.45	4,500	4,500
6/15/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/14/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/13/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/10/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/9/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/8/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/7/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/6/05	1.20	1.20	1.20	1.20	$1.20	$1.20	300	300
6/3/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/2/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
6/1/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
5/31/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
5/27/05	1.20	1.20	1.20	1.20	$1.20	$1.20	0
5/26/05	1.20	1.20	1.20	1.20	$1.20	$1.20	200	200
5/25/05	1.49	1.49	1.49	1.49	$1.49	$1.49	0
5/24/05	1.49	1.49	1.49	1.49	$1.49	$1.49	0
5/23/05	1.49	1.49	1.49	1.49	$1.49	$1.49	0
5/20/05	1.50	1.50	1.20	1.49	$1.49	$1.35	2,300	2,300
5/19/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
5/18/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
5/17/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
5/16/05	1.50	1.50	1.50	1.50	$1.50	$1.50	400	400
5/13/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
5/12/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
5/11/05	1.50	1.50	1.50	1.50	$1.50	$1.50	600	600
5/10/05	1.50	1.50	1.50	1.50	$1.50	$1.50	600	600
5/9/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
5/6/05	1.50	1.50	1.50	1.50	$1.50	$1.50	400	400
5/5/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
5/4/05	1.50	1.50	1.50	1.50	$1.50	$1.50	0
5/3/05	1.50	1.50	1.50	1.50	$1.50	$1.50	400	400
5/2/05	1.50	1.50	1.50	1.50	$1.50	$1.50	100	100
4/29/05	1.55	1.55	1.55	1.55	$1.55	$1.55	0
4/28/05	1.55	1.55	1.55	1.55	$1.55	$1.55	0

4/27/05	1.55	1.55	1.55	1.55	$1.55	$1.55	500	500
4/26/05	1.55	1.55	1.55	1.55	$1.55	$1.55	100	100
4/25/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
4/22/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
4/21/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
4/20/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
4/19/05	2.05	2.05	2.05	2.05	$2.05	$2.05	1,000	1,000
4/18/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
4/15/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
4/14/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
4/13/05	2.10	2.10	2.05	2.05	$2.05	$2.08	2,500	2,500
4/12/05	2.10	2.10	2.10	2.10	$2.10	$2.10	0
4/11/05	2.10	2.10	2.10	2.10	$2.10	$2.10	0
4/8/05	2.10	2.10	2.10	2.10	$2.10	$2.10	0
4/7/05	2.10	2.20	2.10	2.10	$2.10	$2.15	1,100	1,100
4/6/05	2.10	2.25	2.10	2.25	$2.25	$2.18	1,100	1,100
4/5/05	2.25	2.25	2.25	2.25	$2.25	$2.25	0
4/4/05	2.25	2.25	2.25	2.25	$2.25	$2.25	0
4/1/05	2.25	2.25	2.25	2.25	$2.25	$2.25	200	200
3/31/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
3/30/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
3/29/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
3/28/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
3/24/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
3/23/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
3/22/05	2.05	2.05	2.05	2.05	$2.05	$2.05	0
3/21/05	2.05	2.05	2.05	2.05	$2.05	$2.05	400	400
3/18/05	2.05	2.05	2.05	2.05	$2.05	$2.05	500	500
3/17/05	2.75	2.75	2.75	2.75	$2.75	$2.75	0
3/16/05	2.50	2.75	2.50	2.75	$2.75	$2.63	3,700	3,700
3/15/05	2.60	2.60	2.50	2.50	$2.50	$2.55	1,500	1,500
3/14/05	2.50	2.50	2.50	2.50	$2.50	$2.50	1,000	1,000
3/11/05	1.90	2.50	1.90	2.50	$2.50	$2.20	5,500	5,500
3/10/05	1.85	1.85	1.85	1.85	$1.85	$1.85	0
3/9/05	1.85	1.85	1.85	1.85	$1.85	$1.85	0
3/8/05	1.85	1.85	1.85	1.85	$1.85	$1.85	0
3/7/05	1.85	1.85	1.82	1.85	$1.85	$1.84	3,000	3,000
3/4/05	1.82	1.85	1.82	1.85	$1.85	$1.84	1,500	1,500
3/3/05	2.00	2.00	2.00	2.00	$2.00	$2.00	100	100
3/2/05	1.82	1.82	1.82	1.82	$1.82	$1.82	0
3/1/05	2.20	2.20	1.80	1.82	$1.82	$2.00	7,400	7,400
2/28/05	3.50	3.50	2.20	2.20	$2.20	$2.85	3,300	3,300
2/25/05	2.40	2.40	2.40	2.40	$2.40	$2.40	0
2/24/05	2.40	2.40	2.40	2.40	$2.40	$2.40	200	200
2/23/05	2.50	3.15	2.40	3.00	$3.00	$2.78	1,900	1,900
2/22/05	3.15	3.15	3.15	3.15	$3.15	$3.15	500	500
2/18/05	2.75	2.75	2.75	2.75	$2.75	$2.75	0
2/17/05	3.00	3.00	2.75	2.75	$2.75	$2.88	1,500	1,500
2/16/05	2.45	2.45	2.45	2.45	$2.45	$2.45	100	100

2/15/05	2.41	2.41	2.41	2.41	$2.41	$2.41	0
2/14/05	2.41	2.41	2.41	2.41	$2.41	$2.41	0
2/11/05	2.41	2.41	2.41	2.41	$2.41	$2.41	0
2/10/05	2.20	2.41	2.20	2.41	$2.41	$2.31	2,900	2,900
2/9/05	2.20	2.20	2.20	2.20	$2.20	$2.20	0
2/8/05	2.20	2.20	2.20	2.20	$2.20	$2.20	0
2/7/05	2.10	2.20	2.10	2.20	$2.20	$2.15	1,600	1,600
2/4/05	2.00	2.00	2.00	2.00	$2.00	$2.00	1,000	1,000
2/3/05	2.00	2.00	2.00	2.00	$2.00	$2.00	600	600
2/2/05	2.25	2.30	2.00	2.05	$2.05	$2.15	3,700	3,700
2/1/05	2.25	2.25	2.25	2.25	$2.25	$2.25	800	800
1/31/05	3.04	3.04	3.04	3.04	$3.04	$3.04	0
1/28/05	3.05	3.05	3.04	3.04	$3.04	$3.05	2,000	2,000
1/27/05	2.25	2.25	2.25	2.25	$2.25	$2.25	0
1/26/05	2.25	2.25	2.25	2.25	$2.25	$2.25	0
1/25/05	3.15	3.15	2.25	2.25	$2.25	$2.70	1,500	1,500
1/24/05	3.00	3.00	2.60	2.60	$2.60	$2.80	2,900	2,900
1/21/05	3.00	3.00	3.00	3.00	$3.00	$3.00	800	800
1/20/05	3.15	3.15	3.15	3.15	$3.15	$3.15	0
1/19/05	3.15	3.15	3.15	3.15	$3.15	$3.15	1,000	1,000
1/18/05	3.50	3.50	3.50	3.50	$3.50	$3.50	0
1/14/05	3.50	3.50	3.50	3.50	$3.50	$3.50	1,000	1,000
1/13/05	3.75	3.75	3.75	3.75	$3.75	$3.75	0
1/12/05	3.75	3.75	3.75	3.75	$3.75	$3.75	0
1/11/05	3.75	3.75	3.75	3.75	$3.75	$3.75	0
1/10/05	3.75	3.75	3.75	3.75	$3.75	$3.75	0
1/7/05	3.75	3.75	3.75	3.75	$3.75	$3.75	0
1/6/05	3.75	3.75	3.75	3.75	$3.75	$3.75	1,000	1,000
1/5/05	3.50	3.50	3.50	3.50	$3.50	$3.50	0
1/4/05	3.50	3.50	3.50	3.50	$3.50	$3.50	0
1/3/05	3.10	3.50	3.10	3.50	$3.50	$3.30	1,500	1,500
12/31/04	3.00	3.00	2.52	3.00	$3.00	$2.76	900	900
12/30/04	3.00	3.50	3.00	3.00	$3.00	$3.25	3,900	3,900
12/29/04	3.00	4.00	3.00	4.00	$4.00	$3.50	800	800
12/28/04	3.50	3.50	3.50	3.50	$3.50	$3.50	400	400
12/27/04	3.50	5.00	3.50	5.00	$5.00	$4.25	300	300
12/23/04	5.00	5.00	5.00	5.00	$5.00	$5.00	100	100
12/22/04	3.50	3.50	3.50	3.50	$3.50	$3.50	600	600
12/21/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
12/20/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
12/17/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
12/16/04	3.50	5.00	3.50	5.00	$5.00	$4.25	800	800
12/15/04	4.00	4.00	4.00	4.00	$4.00	$4.00	0
12/14/04	3.50	4.00	3.50	4.00	$4.00	$3.75	1,100	1,100
12/13/04	3.50	3.50	3.50	3.50	$3.50	$3.50	100	100
12/10/04	5.50	5.50	5.50	5.50	$5.50	$5.50	0
12/9/04	5.50	5.50	5.50	5.50	$5.50	$5.50	0
12/8/04	5.50	5.50	5.50	5.50	$5.50	$5.50	0
12/7/04	5.50	5.50	5.50	5.50	$5.50	$5.50	0

12/6/04	3.25	5.50	3.25	5.50	$5.50	$4.38	500	500
12/3/04	3.25	5.50	3.25	5.00	$5.00	$4.38	1,200	1,200
12/2/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
12/1/04	5.50	5.50	5.00	5.00	$5.00	$5.25	3,200	3,200
11/30/04	5.50	5.50	5.50	5.50	$5.50	$5.50	0
11/29/04	5.50	5.50	5.50	5.50	$5.50	$5.50	0
11/26/04	5.50	5.50	5.50	5.50	$5.50	$5.50	0
11/24/04	5.50	5.50	5.50	5.50	$5.50	$5.50	0
11/23/04	6.00	6.00	5.50	5.50	$5.50	$5.75	1,300	1,300
11/22/04	7.00	7.00	7.00	7.00	$7.00	$7.00	0
11/19/04	3.25	7.00	3.25	7.00	$7.00	$5.13	600	600
11/18/04	3.25	6.50	3.25	6.50	$6.50	$4.88	300	300
11/17/04	3.60	3.60	3.60	3.60	$3.60	$3.60	0
11/16/04	3.60	3.60	3.60	3.60	$3.60	$3.60	0
11/15/04	3.60	3.60	3.60	3.60	$3.60	$3.60	0
11/12/04	3.60	3.60	3.60	3.60	$3.60	$3.60	0
11/11/04	3.60	3.60	3.60	3.60	$3.60	$3.60	0
11/10/04	3.60	3.60	3.60	3.60	$3.60	$3.60	0
11/9/04	3.60	3.60	3.60	3.60	$3.60	$3.60	0
11/8/04	3.60	3.60	3.60	3.60	$3.60	$3.60	0
11/5/04	3.50	3.60	3.30	3.60	$3.60	$3.45	3,500	3,500
11/4/04	3.25	3.25	3.25	3.25	$3.25	$3.25	0
11/3/04	3.25	3.25	3.25	3.25	$3.25	$3.25	0
11/2/04	3.25	3.25	3.25	3.25	$3.25	$3.25	500	500
11/1/04	3.25	3.25	3.25	3.25	$3.25	$3.25	0
10/29/04	3.25	3.25	3.25	3.25	$3.25	$3.25	400	400
10/28/04	2.75	3.60	2.75	3.60	$3.60	$3.18	600	600
10/27/04	3.00	3.00	3.00	3.00	$3.00	$3.00	0
10/26/04	2.75	3.00	2.75	3.00	$3.00	$2.88	200	200
10/25/04	3.40	3.40	3.40	3.40	$3.40	$3.40	0
10/22/04	2.75	3.40	2.75	3.40	$3.40	$3.08	600	600
10/21/04	2.95	2.95	2.95	2.95	$2.95	$2.95	0
10/20/04	2.95	2.95	2.95	2.95	$2.95	$2.95	0
10/19/04	2.95	2.95	2.95	2.95	$2.95	$2.95	0
10/18/04	2.95	2.95	2.95	2.95	$2.95	$2.95	500	500
10/15/04	3.10	3.10	3.10	3.10	$3.10	$3.10	0
10/14/04	3.10	3.10	3.10	3.10	$3.10	$3.10	0
10/13/04	3.10	3.10	3.10	3.10	$3.10	$3.10	0
10/12/04	3.10	3.10	3.10	3.10	$3.10	$3.10	0
10/11/04	3.10	3.10	3.10	3.10	$3.10	$3.10	0
10/8/04	3.10	3.10	3.10	3.10	$3.10	$3.10	0
10/7/04	3.10	3.10	3.10	3.10	$3.10	$3.10	0
10/6/04	3.10	3.10	3.10	3.10	$3.10	$3.10	0
10/5/04	3.50	3.50	3.10	3.10	$3.10	$3.30	300	300
10/4/04	3.75	3.75	3.75	3.75	$3.75	$3.75	0
10/1/04	3.75	3.75	3.75	3.75	$3.75	$3.75	0
9/30/04	3.75	3.75	3.75	3.75	$3.75	$3.75	0
9/29/04	3.75	3.75	3.75	3.75	$3.75	$3.75	0
9/28/04	3.75	3.75	3.75	3.75	$3.75	$3.75	0

9/27/04	3.75	3.75	3.75	3.75	$3.75	$3.75	0
9/24/04	3.75	3.75	3.75	3.75	$3.75	$3.75	0
9/23/04	3.75	3.75	3.75	3.75	$3.75	$3.75	0
9/22/04	3.75	3.75	3.75	3.75	$3.75	$3.75	0
9/21/04	3.75	3.75	3.75	3.75	$3.75	$3.75	0
9/20/04	3.50	3.75	3.50	3.75	$3.75	$3.63	200	200
9/17/04	3.50	3.75	3.50	3.75	$3.75	$3.63	2,600	2,600
9/16/04	3.50	3.51	3.49	3.50	$3.50	$3.50	7,900	7,900
9/15/04	4.50	4.50	4.50	4.50	$4.50	$4.50	0
9/14/04	4.50	4.50	4.50	4.50	$4.50	$4.50	0
9/13/04	4.50	4.50	4.50	4.50	$4.50	$4.50	0
9/10/04	4.50	4.50	4.50	4.50	$4.50	$4.50	0
9/9/04	4.50	4.50	4.50	4.50	$4.50	$4.50	600	600
9/8/04	4.75	4.75	4.75	4.75	$4.75	$4.75	0
9/7/04	4.75	4.75	4.75	4.75	$4.75	$4.75	500	500
9/3/04	4.75	4.75	4.75	4.75	$4.75	$4.75	0
9/2/04	5.00	5.00	4.75	4.75	$4.75	$4.88	400	400
9/1/04	5.00	5.00	5.00	5.00	$5.00	$5.00	300	300
8/31/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
8/30/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
8/27/04	5.00	5.00	5.00	5.00	$5.00	$5.00	500	500
8/26/04	4.00	4.00	4.00	4.00	$4.00	$4.00	0
8/25/04	4.00	4.00	4.00	4.00	$4.00	$4.00	300	300
8/24/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
8/23/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
8/20/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
8/19/04	5.00	5.00	5.00	5.00	$5.00	$5.00	700	700
8/18/04	3.25	3.25	3.25	3.25	$3.25	$3.25	0
8/17/04	3.25	3.25	3.25	3.25	$3.25	$3.25	0
8/16/04	3.25	3.25	3.25	3.25	$3.25	$3.25	0
8/13/04	3.25	3.25	3.25	3.25	$3.25	$3.25	0
8/12/04	3.25	3.25	3.25	3.25	$3.25	$3.25	0
8/11/04	4.75	4.75	3.25	3.25	$3.25	$4.00	900	900
8/10/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
8/9/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
8/6/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
8/5/04	5.00	5.00	5.00	5.00	$5.00	$5.00	500	500
8/4/04	6.25	6.25	6.25	6.25	$6.25	$6.25	0
8/3/04	6.25	6.25	6.25	6.25	$6.25	$6.25	0
8/2/04	6.25	6.25	6.25	6.25	$6.25	$6.25	0
7/30/04	6.25	6.25	6.25	6.25	$6.25	$6.25	0
7/29/04	6.25	6.25	6.25	6.25	$6.25	$6.25	0
7/28/04	6.25	6.25	6.25	6.25	$6.25	$6.25	300	300
7/27/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
7/26/04	5.00	5.00	5.00	5.00	$5.00	$5.00	200	200
7/23/04	6.25	6.25	6.25	6.25	$6.25	$6.25	200	200
7/22/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
7/21/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
7/20/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0

7/19/04	5.00	5.00	5.00	5.00	$5.00	$5.00	0
7/16/04	5.00	5.00	5.00	5.00	$5.00	$5.00	400	400
7/15/04	6.95	6.95	6.00	6.00	$6.00	$6.48	1,100	1,100
7/14/04	7.00	7.00	7.00	7.00	$7.00	$7.00	500	500
7/13/04	7.00	7.00	7.00	7.00	$7.00	$7.00	0
7/12/04	7.00	7.00	7.00	7.00	$7.00	$7.00	0
7/9/04	7.00	7.00	7.00	7.00	$7.00	$7.00	0
7/8/04	7.00	7.00	7.00	7.00	$7.00	$7.00	0
12-Month Average Trailing 9/9/05					$2.61	$2.58	494	1,373
12-Month Average Trailing 7/7/05					$3.23	$3.20	460	1,251

*
Close price adjusted for dividends and splits.

Russell 2000 Trade Volume and WACC—Sorted by Market Cap

Ticker	Short Name	Industry Subgroup	Current Market Cap (6/6/05)	Average Volume 6 Month	Weighted Average Cost of Cap
XPRSA	US XPRESS ENTERP	Transport-Truck	$196,048,300	296,546	8.96
JBSS	SANFILIPPO (JOHN	Food-Misc/Diversified	$193,283,800	40,370	8.34
SRT	STARTEK INC	Commercial Services	$191,813,600	120,400	10.11
PEGS	PEGASUS SOLUTION	Travel Services	$193,703,000	108,493	7.90
MAIR	MAIR HOLDINGS IN	Airlines	$187,432,200	38,906	9.76
SMMF	SUMMIT FINL GRP	Commer Banks-Southern US	$188,478,000	8,683	5.11
PTSI	PAM TRANSPORT	Transport-Truck	$192,866,400	28,238	6.63
FFEX	FROZEN FOOD EXPR	Transport-Truck	$188,915,500	83,618	10.25
KMA	KMG AMERICA CORP	Life/Health Insurance	$188,491,800	70,069	9.16
ULBI	ULTRALIFE BATTER	Batteries/Battery Sys	$187,209,800	122,411	12.77
INGN	INTROGEN THERAPE	Therapeutics	$193,272,200	191,108	11.75
HDTV	SPATIALIGHT INC	Electronic Compo-Misc	$182,795,900	317,726	16.03
TXCC	TRANSWITCH CORP	Electronic Compo-Semicon	$189,248,000	1,378,062	9.39
FISI	FINANCIAL INST	Commer Banks-Eastern US	$183,275,900	13,601	7.66
ISTA	ISTA PHARMACEUTI	Therapeutics	$186,957,000	167,499	10.46
ZOLT	ZOLTEK COS	Chemicals-Fibers	$193,212,200	108,181	9.93
AIRN	AIRSPAN NETWORKS	Cellular Telecom	$202,734,100	458,496	13.73
ORGN	ORIGEN FINANCIAL	REITS-Mortgage	$186,578,300	63,260	6.64
HBP	HUTTIG BUILDING	Distribution/Wholesale	$181,851,800	50,192	8.30
LCRY	LECROY CORP	Electronic Measur Instr	$183,255,900	128,197	10.61
PTEC	PHOENIX TECH LTD	Computer Software	$179,853,700	189,636	12.90
IDWK	INTERNATIONAL DI	Electronic Compo-Misc	$175,902,700	254,319	10.16
BBA	BOMBAY CO	Retail-Home Furnishings	$182,341,100	342,406	13.37
TKO	TELKONET INC	Telecom Services	$182,371,200	446,895	17.65
VIRL	VIRAGE LOGIC	Electronic Compo-Semicon	$180,560,700	155,953	12.00
MOTV	MOTIVE INC	Internet Applic Sftwr	$177,397,600	201,944	9.49
OMR	ODYSSEY MARINE	Marine Services	$177,094,600	243,667	9.13
DFC	DELTA FINANCIAL	Finance-Mtge Loan/Banker	$175,114,800	32,191	3.49
DAL	DELTA AIR LINES	Airlines	$134,423,800	6,211,754	8.13
CVTI	COVENANT TRANS-A	Transport-Truck	$172,084,000	76,890	8.96
ARBX	ARBINET-THEXCHAN	B2B/E-Commerce	$178,422,700	322,548	9.45
IFOX	INFOCROSSING INC	Data Processing/Mgmt	$176,956,100	283,705	7.41
SEAC	SEACHANGE INTL	Communications Software	$172,349,200	533,504	13.97
ESCA	ESCALADE INC	Leisure&Rec Products	$172,039,400	10,512	8.90
ATAR	ATARI INC	Entertainment Software	$167,437,800	697,878	13.65
CESV	CHINA ENERGY SAV	Power Conv/Supply Equip	$173,392,300	77,644	0.31
DUSA	DUSA PHARMACEUT	Medical-Drugs	$168,360,900	121,826	11.47
NTCT	NETSCOUT SYSTEMS	Computers-Integrated Sys	$164,765,600	89,460	17.12
NGEN	NANOGEN INC	Medical-Biomedical/Gene	$163,156,000	569,898	18.35
DWRI	DESIGN WITHIN	Retail-Home Furnishings	$156,994,200	138,148	9.46
BL	BLAIR CORP	Retail-Mail Order	$156,414,000	41,413	8.59
STGN	STRATAGENE CORP	Medical-Biomedical/Gene	$151,505,400	55,082	9.37
CTIC	CELL THERAPEUTIC	Therapeutics	$151,902,500	1,146,619	9.26
VNUS	VNUS MEDICAL TEC	Medical Products	$147,609,100	65,299	9.49
IVII	INTERVIDEO INC	Applications Software	$136,763,900	164,143	9.91
GTE	GLOBETEL COMMUNI	Telecom Services	$110,265,600	1,070,911	13.55
MCC	MESTEK INC	Bldg Prod-Air&Heating	$113,779,600	6,240	6.40
INNO	INNOVO GROUP	Textile-Products	$71,598,850	755,014	8.64
OCA	OCA INC	Phys Practice Mgmnt	$69,979,550	740,414	10.39
COOL	MAJESCO ENTERTAI	Entertainment Software	$54,232,000	487,926	15.30
		Average	$167,729,852	386,558	10.20%

S&P 600 Small Cap Trade Volume and WACC—Sorted by Market Cap

Ticker	Short Name	Industry Subgroup	Current Market Cap (6/6/05)	Average Volume 6 Month	Weighted Average Cost of Cap
DITC	DITECH COMM	Telecommunication Equip	$241,194,100	823,514	14.32
LBY	LIBBEY INC	Housewares	$239,931,600	76,014	6.49
PSEM	PERICOM SEMICOND	Semicon Compo-Intg Circu	$237,990,900	111,226	11.80
ATN	ACTION PERFORMAN	Collectibles	$235,887,300	327,339	10.31
CV	CENTRAL VT PUB	Electric-Integrated	$233,876,900	39,567	5.46
MAPS	MAPINFO CORP	Applications Software	$229,875,200	84,154	11.01
POSS	POSSIS MEDICAL	Medical Instruments	$227,240,700	160,580	11.08
KDE	4KIDS ENTERTNMT	Broadcast Serv/Program	$226,565,400	139,427	11.63
BSET	BASSETT FURN	Home Furnishings	$225,356,100	34,605	10.73
MSC	MATERIAL SCIENCE	Steel-Specialty	$223,115,500	33,769	11.13
WLM	WELLMAN INC	Chemicals-Fibers	$216,081,200	408,817	5.83
APSG	APPLIED SIGNAL	Telecommunication Equip	$216,029,300	151,269	13.08
PLB	AMER ITALIAN PAS	Food-Misc/Diversified	$212,730,100	313,449	5.91
PRGX	PRG-SCHULTZ INTL	Commercial Serv-Finance	$203,065,000	305,917	6.16
HGGR	HAGGAR CORP	Apparel Manufacturers	$200,529,200	19,844	9.54
COA	COACHMEN INDS	Bldg-Mobil Home/Mfd Hous	$196,885,000	52,550	12.19
SMP	STANDARD MOTOR	Auto/Trk Prts&Equip-Repl	$196,263,600	58,055	6.34
AGL	ANGELICA CORP	Linen Supply&Rel Items	$194,792,300	36,445	8.17
PEGS	PEGASUS SOLUTION	Travel Services	$193,703,000	108,493	7.90
SRT	STARTEK INC	Commercial Services	$191,813,600	120,400	10.11
NYFXE	NYFIX INC	Computers-Integrated Sys	$191,734,800	105,736	11.24
DFS	DEPARTMENT 56	Collectibles	$190,843,200	75,469	10.99
CRY	CRYOLIFE INC	Medical-Biomedical/Gene	$190,739,300	110,747	10.09
BDY	BRADLEY PHARMACE	Medical-Drugs	$189,568,800	202,772	10.54
NAPS	NAPSTER INC	E-Commerce/Services	$188,658,500	1,291,416	15.50
ASGN	ON ASSIGNMENT	Human Resources	$184,643,400	85,866	10.83
PCTI	PC-TEL INC	Internet Connectiv Svcs	$183,107,300	88,518	11.32
PTEC	PHOENIX TECH LTD	Computer Software	$179,853,700	189,636	12.90
SKP	SCPIE HOLDINGS	Property/Casualty Ins	$175,062,500	7,907	6.09
KWR	QUAKER CHEMICAL	Chemicals-Specialty	$173,393,600	40,331	8.31
MIVA	MIVA INC	E-Marketing/Info	$172,354,600	863,373	12.67
OMN	OMNOVA SOLUTIONS	Chemicals-Specialty	$171,776,600	111,916	8.06
POP	POPE & TALBOT	Paper&Related Products	$170,752,000	154,976	5.53
CANI	CARREKER CORP	Computer Services	$165,060,200	125,173	13.41
BRKT	BROOKTROUT INC	Computers-Integrated Sys	$163,610,000	93,181	11.54
IRN	REWARDS NETWORK	Commercial Serv-Finance	$162,708,600	154,137	9.71
GMP	GREEN MTN POWER	Electric-Integrated	$162,409,300	5,649	5.25
GRB	GERBER SCI INC	Industrial Automat/Robot	$155,615,400	45,773	10.95
SBSE	SBS TECHNOLOGIES	Circuit Boards	$154,989,200	66,586	10.85
ESST	ESS TECHNOLOGY	Electronic Compo-Semicon	$147,689,900	266,343	12.07
LDL	LYDALL INC	Diversified Manufact Op	$143,864,700	17,878	8.61
CPY	CPI CORP	Commercial Services	$138,515,000	9,444	8.88
BFT	BALLY TOTAL FITN	Recreational Centers	$138,332,800	219,418	7.63
TLGD	TOLLGRADE COMM	Telecommunication Equip	$137,928,700	54,944	12.00
BLTIE	BIOLASE TECHNOLO	Medical Laser Systems	$135,098,500	144,740	17.61
PENX	PENFORD CORP	Chemicals-Specialty	$127,876,200	14,870	5.55
NWK	NETWORK EQUIP TE	Telecommunication Equip	$119,987,500	133,245	12.62
WLV	WOLVERINE TUBE	Metal Processors&Fabrica	$119,963,700	57,018	4.04
HKF	HANCOCK FABRICS	Retail-Fabric Store	$118,986,600	170,519	8.60
PLNR	PLANAR SYSTEMS	Electronic Compo-Misc	$118,957,700	115,187	11.94
CAPA	CAPTARIS INC	Communications Software	$107,653,700	165,515	13.01
OSTE	OSTEOTECH INC	Medical Products	$106,117,200	91,910	9.85
TGX	THERAGENICS CORP	Therapeutics	$103,227,300	79,773	8.20
MAG	MAGNETEK INC	Power Conv/Supply Equip	$98,616,850	252,438	11.71
ASHW	ASHWORTH INC	Apparel Manufacturers	$97,721,250	68,845	6.68
MZ	MILACRON INC	Mach Tools&Rel Products	$88,840,240	180,831	5.52
ZIXI	ZIX CORP	Internet Security	$79,116,830	281,204	16.98
FJC	FEDDERS CORP	Appliances	$74,879,800	111,097	8.99
APN	APPLICA INC	Appliances	$49,535,810	138,086	9.16
MEAD	MEADE INSTRUMNTS	Instruments-Scientific	$47,809,220	40,727	6.88
	Average of 10th Decile (Bottom 60 companies)		$166,175,442	163,977	9.86%

Obsidian Enterprises, Inc.

  Valuation Assumptions

        The final opinion of Fair Value is based upon the performance of the following entities:

          Obsidian Enterprises (parent company)

          US Rubber

          Pyramid Coach

          Obsidian Leasing

          United Expresslines

          Classic Manufacturing

          Danzer Industries

  All other related companies are excluded from the analysis.

Obsidian Enterprises, Inc.

1
Outstanding debt as of April 30, 2005 is the most current figure available.

2
The forecasted fiscal year 2005 budget for all operating companies is assumed to represent the 12 month period following the valuation date

3
The Combined forecast assumes the Company will go private and therefore forecasts expense savings for the parent company in future periods.

4
An end-of-year discounting convention is assumed along with 3% growth in the terminal year. All notes receivable and notes payable between these operating companies and its parent were eliminated based on guidance from the CFO of the Company.

5
The estimated $23.5 million NOL is assumed to reduce taxable income in the first 5 forecasted years with the Company paying corporate taxes at 40% thereafter.

6
All outstanding 3rd party debt, including debt to non-Obsidian-owned related parties is included in the capital structure assumption.

7
Interest rates from the fiscal year 2004 audited financial statements are used to approximate the weighted average interest rates for all outstanding debt as of the valuation date

8
The Adjusted Net Asset Value calculations reflect adjustments to market value for all assets and liabilities based on available asset appraisals.

9
It also includes eliminations of related party debt and goodwill.

10
Depreciation and amortization tax shields expected beyond the discrete 5-year forecasts are added to the present value of free cash flows to arrive at the debt-free enterprise value as of the valuation date.

Classic Manufacturing, Inc.

11
Revenues and expenses are based on management forecasts from years 1 - 5. 3% Growth assumed thereafter.

12
Officers' Salaries and Depreciation/Amortization were adjusted per management's instructions

13
The following working capital days outstanding are assumed: A/R—17, Inventory—54, A/P—21

14
Capital expenditures of $60,000 are projected in Year 1 of the forecast followed by 3% growth through Year 4

15
Market value of fixed assets is estimated from January 30, 2004 and February 23, 2004 appraisals on "Fair Market Value—Continued Use" basis

16
Vehicles were assumed to be equal to book value as a result of a recent purchase of vehicles that are lacking an appraisal

Danzer Industries, Inc.

17
Management provided 2005 budget and is assumed to represent the first 12 months following the valuation date

18
5% annual revenue growth assumed after the 1st forecasted year

19
Expenses are forecasted to grow 3% after the 1st forecasted year. Revenue and expenses assumed to grow 3% per year after fifth year of forecast.

20
The following working capital days outstanding are assumed: A/R—30, Inventory—56, A/P—37

21
Depreciation/Amortization and capital expenditures are held constant throughout the forecast period. Assumed 3% increase per year thereafter.

22
Land, Buildings and Improvements have an assumed market value of $1.8 million by management after the re-building and improvements of the building after recent fire

23
Market value of remaining fixed assets are estimated from the August 4, 2003 appraisal on a "In-Place Fair Market Value" basis

Pyramid Coach & Obsidian Leasing

24
Management provided Year 1 Budget and assumed to represent 12 months following the valuation date

25
5% annual revenue growth after the 1st forecasted year through year five. 3% annual growth assumed thereafter.

26
Constant gross margins throughout the forecast using 2005 budgeted gross margin

27
$15,000 of additional legal fees are added in the 1st and 2nd forecasted years due to ongoing litigation

28
Operating expenses are assumed to grow by 3% after the 1st forecasted year

29
Coach depreciation is based on remaining estimated depreciation on tax basis using BGBC depreciation schedule as of 10/31/04

30
One $400,000 coach is assumed to be purchased every 4 years resulting in an average capital expenditure of $100,000 annually

31
7 year double declining balance depreciation is projected on future capital expenditures

32
20 days outstanding is assumed for accounts receivable and accounts payable

33
Due to recent sales of coaches near net book value, the market values of fixed assets are assumed at net book value

34
Deferred income taxes are removed from liabilities in the adjusted balance sheet

United Expresslines, Inc.

35
Revenues and expenses are based on management forecasts for years 1 - 5

36
Year 1 forecast is assumed representative of the 12 month period following the valuation date

37
Amortization expense forecasted from the Company's amortization schedule

38
Depreciation Expense follows management's projections from year 1 - 5

39
The following working capital days outstanding are assumed by management's forecast: A/R—24, Inventory—48, A/P—28

40
A/R, Inventory and A/P levels are based on management's forecasted balance sheet

41
Capital expenditures of $100,000 are projected in Year 1 of the forecast followed by $50,000 through Year 5

42
Market value of Land, Buildings and Improvements are estimated from the August 9, 2004 and October 13, 2004 appraisals

43
Remaining fixed assets are held at book value, after reducing accumulated depreciation 62% to remove the depreciation associated with the buildings and improvements

U.S. Rubber Reclaiming, Inc.

44
Management provided Year 1 Budget and assumed to represent 12 months following the valuation date

45
3% annual revenue growth assumed after the 1st forecasted year

46
Constant gross margins assumed throughout the forecast using 2005 budgeted gross margin

47
The following working capital days outstanding are assumed: A/R—50, Inventory—75, A/P—32.

48
A large cash inflow is projected in the 1st forecasted year due to a large reduction of inventory

49
Capital expenditures of $600,000 are projected annually

50
Depreciation is projected based on BGBC depreciation schedule as of 10/31/04

51
Market value of fixed assets is estimated from May 22, 2001 appraisal on "in-place fair market value" basis plus additions from BGBC depreciation schedule as of 10/31/04

52
Deferred income taxes are removed from liabilities in the adjusted balance sheet

QuickLinks

Adjusted Net Asset Value
ADDENDUM ASSUMPTIONS AND LIMITING CONDITIONS
Obsidian Enterprises, Inc. Valuation Summary
Obsidian Enterprises—Combined Discounted Cash Flow Analysis
Obsidian Enterprises, Inc. (Consolidated) Weighted Average Cost of Capital
Obsidian Enterprises, Inc. Obsidian Debt Schedule
Obsidian Enterprises, Inc. Adjusted Net Asset Value
Obsidian Enterprises Discounted Cash Flow Analysis
Obsidian Enterprises COMPARATIVE BALANCE SHEET Based on Audited Statements—Unadjusted
Obsidian Enterprises COMPARATIVE INCOME STATEMENT Based on Audited Statements—Unadjusted
Obsidian Enterprises and Subsidiaries Net Operating Loss Carryforward Summaries
Classic Manufacturing, Inc. Discounted Cash Flow Analysis
Classic Manufacturing, Inc. ADJUSTED NET ASSET VALUE Based on Asset Appraisals
Classic Manufacturing, Inc. COMPARATIVE BALANCE SHEET Unadjusted
Danzer Industries, Inc. Discounted Cash Flow Analysis
Danzer Industries, Inc. ADJUSTED NET ASSET VALUE Based on Asset Appraisals
Danzer Industries, Inc. COMPARATIVE BALANCE SHEET Unadjusted
Combined Pyramid Coach, Inc. & Obsidian Leasing Co., Inc. Discounted Cash Flow Analysis
Combined Pyramid Coach, Inc. & Obsidian Leasing Co., Inc. ADJUSTED NET ASSET VALUE
United Expressline, Inc. Discounted Cash Flow Analysis
United Expressline, Inc. ADJUSTED NET ASSET VALUE Based on Asset Appraisals
United Expressline, Inc. COMPARATIVE BALANCE SHEET Based on Audited Statements—Unadjusted
United Expressline, Inc. COMPARATIVE INCOME STATEMENT Based on Audited Statements—Unadjusted
U.S. Rubber Reclaiming, Inc. ADJUSTED NET ASSET VALUE Based on Arwood Auction Appraisal and October 2004 Depreciation Schedule
U.S. Rubber Reclaiming, Inc. COMPARATIVE BALANCE SHEET Unadjusted Per McGladrey & Pullen Audit Report
Obsidian Enterprises, Inc.—OBDE Trading Volume Analysis
Russell 2000 Trade Volume and WACC—Sorted by Market Cap
S&P 600 Small Cap Trade Volume and WACC—Sorted by Market Cap